EXHIBIT 2.2

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
:
	:	(Jointly Administered)
Debtors.	:
x

DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Debtors and
Debtors in Possession

Page

Article I.	Definitions and Interpretation	1
1.1	363 Transaction	1
1.2	Administrative Expenses	1
1.3	ADR Procedures	2
1.4	Allowed	2
1.5	Asbestos Claimants’ Committee	2
1.6	Asbestos Claims	2
1.7	Asbestos Insurance Assets	2
1.8	Asbestos Insurance Assets Trust	3
1.9	Asbestos Personal Injury Claim	3
1.10	Asbestos Property Damage Claim	3
1.11	Asbestos Trust	4
1.12	Asbestos Trust Administrator	4
1.13	Asbestos Trust Agreement	4
1.14	Asbestos Trust Assets	4
1.15	Asbestos Trust Claim	4
1.16	Asbestos Trust Distribution Procedures	5
1.17	Asbestos Trust Transfer Date	5
1.18	Avoidance Action	5
1.19	Avoidance Action Trust	5
1.20	Avoidance Action Trust Administrative Cash	5
1.21	Avoidance Action Trust Administrator	5
1.22	Avoidance Action Trust Agreement	6
1.23	Avoidance Action Trust Assets	6
1.24	Avoidance Action Trust Claims Reserve	6
1.25	Avoidance Action Trust Monitor	6
1.26	Avoidance Action Trust Transfer Date	6
1.27	Ballot	6
1.28	Bankruptcy Code	6

i

(continued)

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1.29	Bankruptcy Court	6
1.30	Bankruptcy Rules	7
1.31	Budget	7
1.32	Business Day	7
1.33	Cash	7
1.34	Causes of Action	7
1.35	Chapter 11 Cases	7
1.36	Claim	7
1.37	Claim Settlement Procedures	7
1.38	Class	8
1.39	Collateral	8
1.40	Commencement Date	8
1.41	Confirmation Date	8
1.42	Confirmation Hearing	8
1.43	Confirmation Order	8
1.44	Creditors’ Committee	8
1.45	Debtors	8
1.46	Demand	8
1.47	DIP Credit Agreement	8
1.48	DIP Credit Agreement Claims	9
1.49	DIP Lenders	9
1.50	DIP Lenders’ Avoidance Actions	9
1.51	DIP Lenders’ Avoidance Assets	9
1.52	DIP Lenders’ Collateral	9
1.53	Disclosure Statement	9
1.54	Disputed	9
1.55	Distribution Record Date	10
1.56	District Court	10
1.57	EDC	10

(continued)

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1.58	Effective Date	10
1.59	ENCORE	10
1.60	Encumbrance	10
1.61	Entity	10
1.62	Environmental Action	10
1.63	Environmental Laws	10
1.64	Environmental Response Trust	11
1.65	Environmental Response Trust Administrative Funding Account	11
1.66	Environmental Response Trust Administrative Trustee	11
1.67	Environmental Response Trust Agreement	11
1.68	Environmental Response Trust Assets	11
1.69	Environmental Response Trust Consent Decree and Settlement Agreement	12
1.70	Environmental Response Trust Parties	12
1.71	Environmental Response Trust Properties	12
1.72	Environmental Response Trust Transfer Date	12
1.73	Equity Interest	12
1.74	Eurobond Claim	12
1.75	Final Order	12
1.76	Fiscal and Paying Agency Agreements	13
1.77	Fiscal and Paying Agents	13
1.78	Future Claimants’ Representative	13
1.79	General Unsecured Claim	13
1.80	Governmental Authorities	13
1.81	GUC Trust	13
1.82	GUC Trust Administrative Fund	13
1.83	GUC Trust Administrator	14
1.84	GUC Trust Agreement	14
1.85	GUC Trust Assets	14
1.86	GUC Trust Monitor	14

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1.87	GUC Trust Transfer Date	14
1.88	GUC Trust Units	14
1.89	Indentures	14
1.90	Indenture Trustee/Fiscal and Paying Agent Reserve Cash	16
1.91	Indenture Trustees	16
1.92	Indirect Asbestos Claim	16
1.93	Initial Debtors	17
1.94	Medical Liens	17
1.95	MLC	17
1.96	MSPA	17
1.97	New GM	17
1.98	New GM Securities	18
1.99	New GM Stock	18
1.100	New GM Warrants	18
1.101	Note Claim	18
1.102	Nova Scotia Guarantee Claims	18
1.103	Nova Scotia Wind-Up Claim	19
1.104	Person	19
1.105	Plan	19
1.106	Plan Supplement	20
1.107	Post-Effective Date MLC	20
1.108	Priority Non-Tax Claim	20
1.109	Priority Order Sites	20
1.110	Priority Order Sites Consent Decrees and Settlement Agreements	20
1.111	Priority Tax Claim	20
1.112	Pro Rata Share	20
1.113	Property or Properties	21
1.114	Property Environmental Claim	21
1.115	Protected Party	21

(continued)

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1.116	REALM	22
1.117	Registered Holder	22
1.118	Residual Wind-Down Assets	22
1.119	Schedules	22
1.120	Secured Claim	22
1.121	Solicitation Procedures	23
1.122	Tax Code	23
1.123	Term Loan Avoidance Action	23
1.124	Term Loan Avoidance Action Beneficiaries	23
1.125	Trusts	23
1.126	Unliquidated Litigation Claim	23
1.127	U.S. Treasury	23
1.128	U.S. Trustee	23
1.129	Voting Deadline	23
Article II.	Administrative Expenses and Priority Tax Claims	24
2.1	Administrative Expenses	24
2.2	Compensation and Reimbursement Claims	24
2.3	Priority Tax Claims	24
2.4	DIP Credit Agreement Claims	24
2.5	Special Provisions Regarding Fees and Expenses of Indenture Trustees and Fiscal and Paying Agents	26
Article III.	Classification of Claims and Equity Interests	26
Article IV.	Treatment of Claims and Equity Interests	27
4.1	Class 1 – Secured Claims	27
4.2	Class 2 - Priority Non-Tax Claims	27
4.3	Class 3 - General Unsecured Claims	27
4.4	Class 4 – Property Environmental Claims	30
4.5	Class 5 – Asbestos Personal Injury Claims	30
4.6	Class 6 - Equity Interests in MLC	31
Article V.	Provisions Governing Distributions	32

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5.1	Distribution Record Date		32
5.2	Method of Distributions Under the Plan		32
	a.	Payments and Transfers on Effective Date	32
	b.	Repayment of Excess Cash to DIP Lenders	33
	c.	Payment of Cash or Certain Assets to Charitable Organizations	34
	d.	Distributions of Cash	35
	e.	Sale of New GM Warrants About to Expire	35
5.3	Delivery of Distributions and Undeliverable Distributions		35
5.4	Withholding and Reporting Requirements		36
5.5	Time Bar to Cash Payments		37
5.6	Minimum Distributions and Fractional Shares or Units		37
5.7	Setoffs		38
5.8	Transactions on Business Days		38
5.9	Allocation of Plan Distribution Between Principal and Interest		38
5.10	Surrender of Existing Publicly-Traded Securities		39
5.11	Class Proofs of Claim		39
Article VI.	Means for Implementation and Execution of the Plan		40
6.1	Substantive Consolidation		40
6.2	The GUC Trust		40
	a.	Execution of GUC Trust Agreement	40
	b.	Purpose of GUC Trust	40
	c.	GUC Trust Assets	41
	d.	Governance of GUC Trust	41
	e.	GUC Trust Administrator and GUC Trust Monitor	41
	f.	Role of GUC Trust Administrator	42
	g.	Role of GUC Trust Monitor	41
	h.	Transferability of GUC Trust Interests	42
	i.	Cash	42
	j.	Costs and Expenses of GUC Trust Administrator	42

(continued)

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	k.	Compensation of GUC Trust Administrator	42
	l.	Distribution of GUC Trust Assets	43
	m.	Retention of Professionals by GUC Trust Administrator and GUC Trust Monitor	43
	n.	U.S. Federal Income Tax Treatment of GUC Trust	43
	o.	Dissolution	44
	p.	Indemnification of GUC Trust Administrator and GUC Trust Monitor	44
	q.	Closing of Chapter 11 Cases	45
6.3	The Asbestos Trust		45
	a.	Execution of Asbestos Trust Agreement	45
	b.	Purpose of Asbestos Trust	45
	c.	Assumption of Certain Liabilities by Asbestos Trust	45
	d.	Asbestos Trust Assets	45
	e.	Governance of Asbestos Trust	46
	f.	The Asbestos Trust Administrator	46
	g.	Role of Asbestos Trust Administrator	46
	h.	Nontransferability of Asbestos Trust Interests	46
	i.	Cash	46
	j.	Costs and Expenses of Asbestos Trust	46
	k.	Resolution of Asbestos Personal Injury Claims	46
	l.	Distribution of Asbestos Trust Assets	47
	m.	Retention of Professionals by Asbestos Trust Administrator	47
	n.	U.S. Federal Income Tax Treatment of Asbestos Trust	47
	o.	Dissolution	48
	p.	Indemnification of Asbestos Trust Administrator	48
6.4	The Environmental Response Trust		48
	a.	Environmental Response Trust Agreement and Environmental Response Trust Consent Decree and Settlement Agreement	48

(continued)

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	b.	Purpose of Environmental Response Trust	49
	c.	Environmental Response Trust Assets	49
	d.	Governance of Environmental Response Trust	50
	e.	Role of Environmental Response Trust Administrative Trustee	50
	f.	Nontransferability of Environmental Response Trust Interests	50
	g.	Cash	50
	h.	Indemnification of Environmental Response Trust Administrative Trustee	50
	i.	U.S. Federal Income Tax Treatment of Environmental Response Trust	51
6.5	The Avoidance Action Trust		51
	a.	Execution of Avoidance Action Trust Agreement	51
	b.	Purpose of Avoidance Action Trust	52
	c.	Avoidance Action Trust Assets	52
	d.	Governance of Avoidance Action Trust	52
	e.	Avoidance Action Trust Administrator and Avoidance Action Trust Monitor	52
	f.	Role of Avoidance Action Trust Administrator	52
	g.	Role of Avoidance Action Trust Monitor	53
	h.	Nontransferability of Avoidance Action Trust Interests	53
	i.	Cash	53
	j.	Distribution of Avoidance Action Trust Assets	53
	k.	Costs and Expenses of Avoidance Action Trust	54
	l.	Compensation of Avoidance Action Trust Administrator	54
	m.	Retention of Professionals by Avoidance Action Trust Administrator and Avoidance Action Trust Monitor	54
	n.	U.S. Federal Income Tax Treatment of Avoidance Action Trust	54
	o.	Dissolution	58

(continued)

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	p.	Indemnification of Avoidance Action Trust Administrator and Avoidance Action Trust Monitor	59
6.6	Securities Law Matters		59
6.7	Cancellation of Existing Securities and Agreements		60
6.8	Equity Interests in MLC Subsidiaries Held by the Debtors		61
6.9	Administration of Taxes		61
6.10	Dissolution of the Debtors		61
6.11	Determination of Tax Filings and Taxes		62
6.12	Books and Records		63
6.13	Corporate Action		64
6.14	Effectuating Documents and Further Transactions		64
6.15	Continued Applicability of Final Order Approving DIP Credit Agreement		65
Article VII.	Procedures for Disputed Claims		65
7.1	Objections to Claims and Resolution of Disputed Claims		65
7.2	No Distribution Pending Allowance		66
7.3	Estimation		67
7.4	Allowance of Disputed Claims		67
7.5	Dividends		67
Article VIII.	Executory Contracts and Unexpired Leases		67
8.1	Executory Contracts and Unexpired Leases		67
8.2	Approval of Rejection of Executory Contracts and Unexpired Leases		68
8.3	Rejection Claims		68
Article IX.	Effectiveness of the Plan		68
9.1	Condition Precedent to Confirmation of Plan		68
9.2	Conditions Precedent to Effective Date		68
9.3	Satisfaction and Waiver of Conditions		69
9.4	Effect of Nonoccurrence of Conditions to Consummation		69
Article X.	Effect of Confirmation		70

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10.1	Vesting of Assets		70
10.2	Release of Assets		70
10.3	Binding Effect		70
10.4	Term of Injunctions or Stays		71
10.5	Term Loan Avoidance Action; Setoffs		71
10.6	Injunction		71
10.7	Injunction Against Interference with Plan		71
10.8	Special Provisions for Governmental Units		71
Article XI.	Retention of Jurisdiction		72
11.1	Jurisdiction of Bankruptcy Court		72
Article XII.	Miscellaneous Provisions		74
12.1	Dissolution of Committees		74
12.2	Substantial Consummation		75
12.3	Effectuating Documents and Further Transactions		75
12.4	Exemption from Transfer Taxes		75
12.5	Release		76
12.6	Exculpation		76
12.7	Post-Confirmation Date Fees and Expenses		77
	a.	Fees and Expenses of Professionals	77
	b.	Fees and Expenses of GUC Trust Administrator, Asbestos Trust Administrator, Environmental Response Trust Administrative Trustee, and Avoidance Action Trust Administrator	78
12.8	Payment of Statutory Fees		78
12.9	Modification of Plan		78
12.10	Revocation or Withdrawal of Plan		78
12.11	Courts of Competent Jurisdiction		79
12.12	Severability		79
12.13	Governing Law		79
12.14	Exhibits		79

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12.15	Successors and Assigns	79
12.16	Time	79
12.17	Notices	80

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
:
	:	(Jointly Administered)
Debtors.	:
x

DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN

Motors Liquidation Company (f/k/a General Motors Corporation); MLC of Harlem, Inc. (f/k/a Chevrolet-Saturn of Harlem, Inc.); MLCS, LLC (f/k/a Saturn, LLC); MLCS Distribution Corporation (f/k/a Saturn Distribution Corporation); Remediation and Liability Management Company, Inc.; and Environmental Corporate Remediation Company, Inc., the above-captioned debtors, propose the following chapter 11 plan pursuant to section 1121(a) of title 11 of the United States Code:

ARTICLE I.

Definitions and Interpretation

Definitions.  The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

1.1  363 Transaction means the sale of substantially all the assets of General Motors Corporation and certain of its Debtor subsidiaries, and the assumption of certain executory contracts and unexpired leases of personal property and nonresidential real property, to a U.S. Treasury-sponsored purchaser pursuant to section 363 of the Bankruptcy Code, as embodied in the MSPA.

1.2  Administrative Expenses means costs or expenses of administration of any of the Chapter 11 Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code that have not already been paid by the Debtors, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code; provided, however, that Administrative Expenses does not mean the Debtors’ obligations and liabilities that were assumed by New GM under the MSPA, as approved by the order of the Bankruptcy Court entered July 5, 2009.

1.3  ADR Procedures means the alternative dispute resolution procedures, including mandatory mediation, approved by orders of the Bankruptcy Court, pursuant to section 105(a) of the Bankruptcy Code and General Order M-390 authorizing implementation of alternative dispute procedures, including mandatory mediation, entered February 23, 2010 and April 29, 2010 (ECF Nos. 5037, 5673), with respect to the following types of unliquidated and/or litigation Claims:  (i) personal injury Claims, (ii) wrongful death Claims, (iii) tort Claims, (iv) products liability Claims, (v) Claims for damages arising from the rejection of executory contracts or unexpired leases of nonresidential real property (excluding Claims for damages arising from the rejection of executory contracts as they related primarily to environmental matters), (vi) indemnity Claims (excluding tax indemnity Claims relating to leveraged fixed equipment lease transactions and excluding indemnity Claims relating to asbestos liability), (vii) lemon law Claims, to the extent applicable under section 6.15 of the MSPA, (viii) warranty Claims, to the extent applicable under section 6.15 of the MSPA, and (ix) class action Claims.

1.4  Allowed means, with reference to any Claim (other than an Asbestos Personal Injury Claim), (a) any Claim against any Debtor that has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed, (b) any (I) timely filed Claim that is no longer subject to the ADR Procedures in the case of Unliquidated Litigation Claims or (II) Claim listed on the Schedules or timely filed proof of Claim, as to which no objection to allowance has been interposed in accordance with Section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (c) any Claim expressly allowed by a Final Order, pursuant to the Claim Settlement Procedures, or under this Plan.  The Asbestos Trust Claim shall be deemed “Allowed” when fixed by Final Order or settlement.

1.5  Asbestos Claimants’ Committee means the official committee of unsecured creditors holding Asbestos Personal Injury Claims appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.6  Asbestos Claims means Asbestos Personal Injury Claims and Asbestos Property Damage Claims.

1.7  Asbestos Insurance Assets means all rights arising under liability insurance policies issued to the Debtors with inception dates prior to 1986 with respect to liability for Asbestos Claims, including, but not limited to (i) rights (a) under insurance policies, (b) under settlement agreements made with respect to such insurance policies, (c) against the estates of insolvent insurers that issued such policies or entered into such settlements, and (d) against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers, and (ii) the right, on behalf of MLC and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of MLC and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage with respect to workers’ compensation claims.  The Asbestos Insurance Assets that shall be transferred to the Asbestos Insurance Assets Trust shall not include the transfer of any insurance policies themselves nor any rights or claims that the Debtors have or may have against any insurers with respect to amounts the Debtors have already paid on account of Asbestos Claims.

1.8  Asbestos Insurance Assets Trust means the trust to be established to hold and administer the Asbestos Insurance Assets and any proceeds thereof for the benefit of the DIP Lenders, the terms of which trust shall be agreed upon between the Debtors and the DIP Lenders.

1.9  Asbestos Personal Injury Claim means any Claim, remedy, liability, or Demand against the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for death, bodily injury, sickness, disease, medical monitoring, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products or things that are or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, used, removed, replaced, or disposed by any of the Debtors or an Entity for whose products or operations the Debtors allegedly have liability or for which any of the Debtors are otherwise allegedly liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability, or Demand for reimbursement, indemnification, subrogation, and contribution (including, without limitation, any Indirect Asbestos Claim with respect to an Asbestos Personal Injury Claim), and any claim under any settlement entered into by or on behalf of the Debtors prior to the Commencement Date relating to an Asbestos Personal Injury Claim.

1.10  Asbestos Property Damage Claim means any Claim, remedy, liability, or Demand against the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing, or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products or things that are or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, used, removed, replaced, or disposed by any of the Debtors or an Entity for whose products or operations the Debtors allegedly have liability or for which any of the Debtors are otherwise allegedly liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability, or Demand for reimbursement, indemnification, subrogation, and contribution (including, without limitation, any Indirect Asbestos Claim with respect to an Asbestos Property Damage Claim), and any claim under any settlement entered into by or on behalf of the Debtors prior to the Commencement Date relating to an Asbestos Property Damage Claim.  Asbestos Property Damage Claims do not include any Claims or Causes of Action of governmental units under Environmental Laws.

1.11  Asbestos Trust means the trust established under the Plan in accordance with the Asbestos Trust Agreement.

1.12  Asbestos Trust Administrator means the Person confirmed by the Bankruptcy Court to serve as the Asbestos PI Trustee(s) (as such term is defined in the Asbestos Trust Agreement) of the Asbestos Trust, pursuant to the terms of the Asbestos Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Asbestos Trust Agreement.  The Asbestos Trust Administrator shall be Kirk P. Watson, Esq.

1.13  Asbestos Trust Agreement means that certain Asbestos Trust Agreement executed by the Debtors and the Asbestos Trust Administrator, substantially in the form annexed hereto as Exhibit “A.”

1.14  Asbestos Trust Assets means the Debtors’ assets transferred to the Asbestos Trust in accordance with the Plan and the Asbestos Trust Agreement.  The Asbestos Trust Assets shall be comprised of (i) Cash in the amount of $2 million and (ii) the Asbestos Trust Claim (or, if fixed by Final Order or settlement prior to the Effective Date, the distribution to which such Claim is entitled as an Allowed General Unsecured Claim).

1.15  Asbestos Trust Claim means the Claim (which shall be held by the Asbestos Trust) in the amount of the Debtors’ aggregate liability for Asbestos Personal Injury Claims that either will be in an amount (i) mutually agreed upon by the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative or (ii) ordered by the Bankruptcy Court, which, when fixed by Final Order or settlement, shall be treated as an Allowed General Unsecured Claim in Class 3 for purposes of distribution from the GUC Trust and the Avoidance Action Trust, as applicable.  For the avoidance of doubt, prior to the determination of the Allowed amount of the Asbestos Trust Claim, the Asbestos Trust Claim is not and shall not be treated as a Disputed General Unsecured Claim, except with respect to determining the Pro Rata Share of New GM Securities to be distributed hereunder.

1.16  Asbestos Trust Distribution Procedures means the distribution procedures to be implemented by the Asbestos Trust Administrator pursuant to the Plan and the Asbestos Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form annexed hereto as Exhibit “B.”

1.17  Asbestos Trust Transfer Date means the date on which the Asbestos Trust Assets are transferred to the Asbestos Trust, which transfer shall occur on the Effective Date, or as soon thereafter as is reasonably practicable, but shall be no later than December 15, 2011.

1.18  Avoidance Action means any action commenced, or that may be commenced, before or after the Effective Date pursuant to section 544, 545, 547, 548, 549, 550, or 551 of the Bankruptcy Code, except to the extent purchased by New GM under the MSPA or prohibited under the DIP Credit Agreement.

1.19  Avoidance Action Trust means the trust established under the Plan in accordance with the Avoidance Action Trust Agreement.

1.20  Avoidance Action Trust Administrative Cash means the Cash held and maintained by the Avoidance Action Trust Administrator for the purpose of paying the expenses incurred by the Avoidance Action Trust Administrator (including fees and expenses for professionals retained by the Avoidance Action Trust) in connection with the Avoidance Action Trust and any obligations imposed on the Avoidance Action Trust Administrator or the Avoidance Action Trust, including expenses relating to the performance of the Avoidance Action Trust Administrator’s obligations under the Avoidance Action Trust Agreement and Section 6.5 hereof.  The Debtors shall reserve $1.6 million for the Avoidance Action Trust Administrative Cash, which shall be transferred to the Avoidance Action Trust, less any amounts expended by Post-Effective Date MLC from and after the Effective Date in respect of the prosecution of the Term Loan Avoidance Action, on the Avoidance Action Trust Transfer Date.

1.21  Avoidance Action Trust Administrator means the entity appointed by the Debtors, with the consent of the U.S. Treasury and the Creditors’ Committee, to serve as administrator of the Avoidance Action Trust, pursuant to the terms of the Avoidance Action Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Avoidance Action Trust Agreement.  The Avoidance Action Trust Administrator

shall be Wilmington Trust Company.  The Avoidance Action Trust Administrator shall be the successor-plaintiff in the Term Loan Avoidance Action.

1.22  Avoidance Action Trust Agreement means that certain Avoidance Action Trust Agreement executed by the Debtors and the Avoidance Action Trust Administrator, substantially in the form annexed hereto as Exhibit “G.”

1.23  Avoidance Action Trust Assets means the (i) Term Loan Avoidance Action transferred to the Avoidance Action Trust and any proceeds thereof (for the benefit of the Term Loan Avoidance Action Beneficiaries), (ii) the Avoidance Action Trust Administrative Cash, and (iii) the remaining assets of MLC transferred to the Avoidance Action Trust upon the dissolution of MLC as set forth in Section 6.10 hereof.

1.24  Avoidance Action Trust Claims Reserve means (i) if the Term Loan Avoidance Action Beneficiaries have not been identified on or prior to the Avoidance Action Trust Transfer Date, the Avoidance Action Trust Assets other than the remaining assets of MLC transferred to the Avoidance Action Trust upon the dissolution of MLC and (ii) any Avoidance Action Trust Assets (to the extent not covered by the preceding clause) allocable to, or retained on account of, Disputed General Unsecured Claims, the Asbestos Trust Claim (but only until the Asbestos Trust Claim is determined, as set forth in Section 1.15 hereof), and the potential General Unsecured Claims arising from any successful recovery of proceeds from the Term Loan Avoidance Action or other Avoidance Actions.

1.25  Avoidance Action Trust Monitor means the entity appointed by the Debtors, with the consent of the U.S. Treasury and the Creditors’ Committee, to oversee the Avoidance Action Trust, pursuant to the terms of the Avoidance Action Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Avoidance Action Trust Agreement.  The Avoidance Action Trust Monitor shall be FTI Consulting, Inc.

1.26  Avoidance Action Trust Transfer Date means the date selected by the Debtors, with the consent of the U.S. Treasury and (a) the Creditors’ Committee prior to the Effective Date or (b) the GUC Trust Administrator on or after the Effective Date, as applicable, on which the Avoidance Action Trust Assets are transferred to the Avoidance Action Trust, which transfer shall occur on or before December 15, 2011; provided, however, that the transfer of the remaining assets of MLC, if any, shall occur upon the dissolution of MLC as set forth in, and in accordance with, Section 6.10 hereof.

1.27  Ballot means the form(s) distributed to holders of impaired Claims on which is to be indicated the acceptance or rejection of the Plan.

1.28  Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.29  Bankruptcy Court means the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.30  Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.31  Budget means that certain budget for the post-Effective Date period agreed to by the U.S. Treasury, as a DIP Lender, the Debtors, and the Creditors’ Committee detailing the funding of, among other things, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, the Avoidance Action Trust, the Indenture Trustee/Fiscal and Paying Agent Reserve Cash, and any other post-Effective Date obligations detailed in the Plan or in the GUC Trust Agreement, the Asbestos Trust Agreement, the Environmental Response Trust Agreement, or the Avoidance Action Trust Agreement.  The Budget is a supporting schedule to Exhibit “B” annexed to the Disclosure Statement.

1.32  Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.33  Cash means legal tender of the United States of America.

1.34  Causes of Action means the Avoidance Actions and any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part on any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date, except to the extent the prosecution of any Causes of Action are prohibited by the DIP Credit Agreement.

1.35  Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Commencement Date in the Bankruptcy Court and currently styled In re Motors Liquidation Company, et al. f/k/a General Motors Corp. et al, Ch. 11 Case No. 09-50026 (REG) (Jointly Administered).

1.36  Claim has the meaning set forth in section 101 of the Bankruptcy Code.

1.37  Claim Settlement Procedures means the procedures for settling Claims approved by order of the Bankruptcy Court, pursuant to section 105(a) of the Bankruptcy Code and Bankruptcy Rules 3007 and 9019(b), authorizing the Debtors to (i) file omnibus Claims objections and (ii) establish procedures for settling certain Claims, entered October 6, 2009 (ECF No. 4180).

1.38  Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.39  Collateral means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

1.40  Commencement Date means (i) June 1, 2009 with respect to Motors Liquidation Company; MLC of Harlem, Inc.; MLCS, LLC; and MLCS Distribution Corporation and (ii) October 9, 2009 with respect to Remediation and Liability Management Company, Inc. and Environmental Corporate Remediation Company, Inc.

1.41  Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.42  Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.43  Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.44  Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.45  Debtors means Motors Liquidation Company; MLC of Harlem, Inc.; MLCS, LLC; MLCS Distribution Corporation; Remediation and Liability Management Company, Inc.; and Environmental Corporate Remediation Company, Inc., whether prior to or on and after the Effective Date.

1.46  Demand means a demand for payment that (i) was not a Claim during the Chapter 11 Cases, (ii) arises out of the same or similar conduct or events that gave rise to Asbestos Personal Injury Claims addressed by the Asbestos Trust, and (iii) is to be paid or otherwise addressed by the Asbestos Trust pursuant to the Plan.

1.47  DIP Credit Agreement means that certain Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated as of July 10, 2009, as amended, among Motors Liquidation Company (f/k/a General Motors Corporation), as borrower, the Guarantors (as defined therein), and the United States Department of the Treasury and Export Development Canada, as lenders, and any of the documents and instruments relating thereto or referred to therein.

1.48  DIP Credit Agreement Claims means all Claims arising under the DIP Credit Agreement.

1.49  DIP Lenders means the U.S. Treasury and EDC, as lenders under the DIP  Credit Agreement.

1.50  DIP Lenders’ Avoidance Actions means any actions commenced, or that may be commenced, before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, or 551 of the Bankruptcy Code, except (i) to the extent purchased by New GM under the MSPA or prohibited under the DIP Credit Agreement and (ii) for the Term Loan Avoidance Action.

1.51  DIP Lenders’ Avoidance Assets means the collections, if any, realized on the settlement or resolution of any Avoidance Actions other than the Term Loan Avoidance Action.

1.52  DIP Lenders’ Collateral means all Collateral of the DIP Lenders under the DIP Credit Agreement.

1.53  Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.54  Disputed means, with respect to any Claim (other than an Asbestos Personal Injury Claim) that has not been Allowed pursuant to the Plan or a Final Order,

(a) if no proof of Claim has been filed by the applicable deadline:  a Claim (other than an Asbestos Personal Injury Claim) that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b) if a proof of Claim or request for payment of an Administrative Expense has been filed by the applicable deadline:  (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules, (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as listed on the Schedules, (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated, or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors or other authorized Entity which has not been withdrawn or determined by a Final Order.  Any Claim expressly allowed by a Final Order, pursuant to the Claim Settlement Procedures, or under this Plan shall be an Allowed Claim, not a Disputed Claim.

For the avoidance of doubt, if no proof of Claim has been filed by the applicable deadline and the Claim (other than an Asbestos Personal Injury Claim) has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated, such Claim shall not be valid and shall be disregarded.

1.55  Distribution Record Date means the Confirmation Date.

1.56  District Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.57  EDC means the Government of Canada and the Government of Ontario, through Export Development Canada, Canada’s export trading agency.

1.58  Effective Date means a Business Day on or after the Confirmation Date specified by the Debtors on which the conditions to the effectiveness of the Plan specified in Section 9.2 hereof have been satisfied or otherwise effectively waived.  The Debtors shall file a notice of the Effective Date with the Bankruptcy Court and with the Securities and Exchange Commission.  The Debtors and/or the Creditors’ Committee shall issue a press release regarding the Effective Date.

1.59  ENCORE means Environmental Corporate Remediation Company, Inc., a Delaware corporation, as debtor or debtor in possession, as the context requires.

1.60  Encumbrance means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

1.61  Entity means an individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other Person or entity.

1.62  Environmental Action means any response, removal, investigation, sampling, remediation, reclamation, closure, post-closure, corrective action, engineering controls, institutional controls, deed restrictions, oversight costs and operation, monitoring, and maintenance activities authorized or required under law with respect to a Property.

1.63  Environmental Laws means any federal, state, or local laws, including ordinances, statutes, common law, codes, rules, regulations, orders, or decrees, now or hereinafter in effect, relating to (i) pollution, (ii) the protection or regulation of human health, natural resources, or the environment, (iii) the management of hazardous materials, or (iv) the release of hazardous materials into the environment.

1.64  Environmental Response Trust means the Environmental Response Trust established under the Plan in accordance with the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.

1.65  Environmental Response Trust Administrative Funding Account means the funding held by the Environmental Response Trust for the administration of the Environmental Response Trust, including property taxes, liability insurance, security, demolition costs, other plant wind-down costs, and any obligations imposed on the Environmental Response Trust or the Environmental Response Trust Administrative Trustee pursuant to the Plan, including expenses relating to the performance of the Environmental Response Trust Administrative Trustee’s obligations under the Environmental Response Trust Agreement and Section 6.4 hereof.  The funding of the Environmental Response Trust Administrative Funding Account and the management of such funding shall be as provided in the Environmental Response Trust Consent Decree and Settlement Agreement.

1.66  Environmental Response Trust Administrative Trustee means the trustee or trustees designated to serve in a fiduciary capacity consistent with, and in furtherance of, the Environmental Response Trust, pursuant to the terms of the Environmental Response Trust Agreement or as subsequently may be appointed pursuant to the terms of the Environmental Response Trust Agreement.  The Environmental Response Trust Administrative Trustee shall be EPLET, LLC.

1.67  Environmental Response Trust Agreement means that certain Environmental Response Trust Agreement executed by MLC, the Governmental Authorities, the United States, and the Environmental Response Trust Administrative Trustee, substantially in the form annexed to the Environmental Response Trust Consent Decree and Settlement Agreement.

1.68  Environmental Response Trust Assets means the Environmental Response Trust Administrative Funding Account and the assets transferred to the Environmental Response Trust in accordance with the Plan, the Environmental Response Trust Agreement, and the Environmental Response Trust Consent Decree and Settlement Agreement, but shall not include any New GM Securities.  The Environmental Response Trust Assets shall be comprised of (i) Cash in the amount of $641,434,945, less any deductions made pursuant to Paragraph 36 of the Environmental Response Trust Consent Decree and Settlement Agreement, (ii) the Environmental Response Trust Properties, (iii) personal property, including equipment, related to certain of the Environmental Response Trust Properties set forth on Attachment A to the Environmental Response Trust Consent Decree and Settlement Agreement, (iv) all leases of manufacturing facilities with New GM, and (v) all property management contracts and contracts related to the Environmental Actions relating to the Environmental Response Trust Properties that the Debtors and the Environmental Response Trust Administrative Trustee agree should be assumed by the Environmental Response Trust.

1.69  Environmental Response Trust Consent Decree and Settlement Agreement means that certain Consent Decree and Settlement Agreement among the Debtors, the Environmental Response Trust Administrative Trustee, the United States, certain States, and the St. Regis Mohawk Tribe establishing an Environmental Response Trust for certain Environmental Response Trust Properties in Delaware, Illinois, Indiana, Kansas, Louisiana, Massachusetts, Michigan, Missouri, New Jersey, New York, Ohio, Pennsylvania, Virginia, and Wisconsin, executed by MLC and the Governmental Authorities, in the form annexed hereto as Exhibit “C.”

1.70  Environmental Response Trust Parties means the Environmental Response Trust, the Environmental Response Trust Administrative Trustee, and the Environmental Response Trust’s officers, directors, employees, consultants, agents, or other professionals or representatives employed by the Environmental Response Trust or the Environmental Response Trust Administrative Trustee.

1.71  Environmental Response Trust Properties means the properties set forth on Attachment A to the Environmental Response Trust Consent Decree and Settlement Agreement.

1.72  Environmental Response Trust Transfer Date means the date on which the Environmental Response Trust Assets are transferred to the Environmental Response Trust, which transfer shall occur on the Effective Date.

1.73  Equity Interest means the interest of any holder of an equity security of any of the Debtors, or any direct or indirect subsidiaries of the Debtors, represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, or any direct or indirect subsidiaries of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

1.74  Eurobond Claim means a Claim against any of the Debtors arising under or in connection with any of the respective notes, bonds, or debentures issued under (i) that certain Fiscal and Paying Agency Agreement, dated as of July 3, 2003, among General Motors Corporation, Deutsche Bank AG London, and Banque Générale du Luxembourg S.A. and (ii) that certain Bond Purchase and Paying Agency Agreement, dated May 28, 1986, between General Motors Corporation and Credit Suisse, excluding the fees and expenses of the Fiscal and Paying Agents thereunder, which reasonable fees and expenses shall be paid pursuant to Section 2.5 hereof.

1.75  Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the

Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired.  The susceptibility of a Claim to a challenge under section 502(j) of the Bankruptcy Code shall not render a Final Order not a Final Order.

1.76  Fiscal and Paying Agency Agreements means (i) that certain Fiscal and Paying Agency Agreement, dated as of July 3, 2003, among General Motors Corporation, Deutsche Bank AG London, and Banque Générale du Luxembourg S.A, (ii) that certain Fiscal and Paying Agency Agreement, dated as of July 10, 2003, among General Motors Nova Scotia Finance Company, General Motors Corporation, Deutsche Bank Luxembourg S.A., and Banque Générale du Luxembourg S.A., and (iii) that certain Bond Purchase and Paying Agency Agreement, dated May 28, 1986, between General Motors Corporation and Credit Suisse.

1.77  Fiscal and Paying Agents means the fiscal and paying agents under each of the Fiscal and Paying Agency Agreements and any and all successors or predecessors thereto.

1.78  Future Claimants’ Representative means Dean M. Trafalet, the Legal Representative for Future Claimants appointed pursuant to the order dated and entered by the Bankruptcy Court on April 8, 2010.

1.79  General Unsecured Claim means any Claim against any of the Debtors that is (i) not an Administrative Expense, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, Asbestos Personal Injury Claim, or Property Environmental Claim or (ii) otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.  Upon settlement or determination by Final Order of the Asbestos Trust Claim, the Asbestos Trust Claim shall be treated as an Allowed General Unsecured Claim in Class 3 for purposes of distribution from the GUC Trust and the Avoidance Action Trust, as applicable; provided, however, that any General Unsecured Claims reserved in Paragraph 100 of the Environmental Response Trust Consent Decree and Settlement Agreement are General Unsecured Claims.

1.80  Governmental Authorities means the United States of America, on behalf of the Environmental Protection Agency; the States of Delaware, Illinois, Kansas, Louisiana, Massachusetts, Michigan, Missouri, New Jersey, New York, Ohio, Pennsylvania, Virginia, Wisconsin; and the Saint Regis Mohawk Tribe, each as parties to the Environmental Response Trust Consent Decree and Settlement Agreement.

1.81  GUC Trust means the trust established under the Plan in accordance with the GUC Trust Agreement.

1.82  GUC Trust Administrative Fund means the fund established, held, and maintained by the GUC Trust Administrator for the purpose of paying the expenses incurred by the GUC Trust Administrator (including fees and expenses for professionals retained by the GUC Trust) in connection with the GUC Trust and any obligations imposed on the GUC Trust Administrator or the GUC Trust, including expenses relating to the performance of the GUC Trust Administrator’s obligations under the GUC Trust Agreement and Section 6.2 hereof.  The Debtors shall deposit $52.7 million into the GUC Trust Administrative Fund on the GUC Trust Transfer Date.

1.83  GUC Trust Administrator means the entity appointed by the Creditors’ Committee with the consent of the Debtors to serve as administrator of the GUC Trust, pursuant to the terms of the GUC Trust Agreement, or as subsequently may be appointed pursuant to the terms of the GUC Trust Agreement.  The GUC Trust Administrator shall be Wilmington Trust Company.

1.84  GUC Trust Agreement means that certain GUC Trust Agreement executed by the Debtors and the GUC Trust Administrator, substantially in the form annexed hereto as Exhibit “D.”

1.85  GUC Trust Assets means the (i) GUC Trust Administrative Fund (comprised of Cash in the amount of $52.7 million), (ii) the New GM Securities, and (iii) the Residual Wind-Down Assets transferred to the GUC Trust upon the dissolution of MLC as set forth in Section 6.10 hereof.

1.86  GUC Trust Monitor means the entity appointed by the Creditors’ Committee with the consent of the Debtors to oversee the GUC Trust, pursuant to the terms of the GUC Trust Agreement, or as subsequently may be appointed pursuant to the terms of the GUC Trust Agreement.  The GUC Trust Monitor shall be FTI Consulting, Inc.

1.87  GUC Trust Transfer Date means the date on which the GUC Trust Assets are transferred to the GUC Trust pursuant to Section 5.2(a) hereof, which transfer shall be no later than December 15, 2011, except as otherwise expressly provided therein.

1.88  GUC Trust Units means the units of beneficial interests in the GUC Trust.

1.89  Indentures means (i) the Indenture, dated as of November 15, 1990, between General Motors Corporation, as issuer, and Wilmington Trust Company, as successor-in-interest Indenture Trustee to Citibank, N.A., as such Indenture may have been amended, supplemented, or modified, pursuant to which (a) $299,795,000 of 9.40% Debentures due July 15, 2021 were issued on July 22, 1991, (b) $600,000,000 of 8.80% Notes due March 1, 2021 were issued on March 12, 1991, (c) $500,000,000 of 7.40% Debentures due September 1, 2025 were issued on September 11, 1995, (d) $15,000,000 of 9.40% Medium Term Notes due July 15, 2021 were issued on July 22, 1991, and (e) $48,175,000 of 9.45% Medium Term Notes due November 1, 2011 were issued on December 21, 1990, (ii) the Indenture, dated as of December 7, 1995, between General Motors Corporation, as issuer, and Wilmington Trust Company, as successor-in-interest

Indenture Trustee to Citibank, N.A., as such Indenture may have been amended, supplemented, or modified, pursuant to which (a) $377,377,000 of 7.75% Discount Debentures due March 15, 2036 were issued on March 20, 1996, (b) $500,000,000 of 7.70% Debentures due April 15, 2016 were issued on April 15, 1996, (c) $400,000,000 of 8.10% Debentures due June 15, 2024 were issued on June 10, 1996, (d) $600,000,000 of 6.75% Debentures due May 1, 2028 were issued on April 29, 1998, (e) $1,500,000,000 of 7.20% Notes due January 15, 2011 were issued on January 11, 2001, (f) $575,000,000 of 7.25% Quarterly Interest Bonds due April 15, 2041 were issued on April 30, 2001, (g) $718,750,000 of 7.25% Senior Notes due July 15, 2041 were issued on July 9, 2001, (h) $690,000,000 of 7.375% Senior Notes due October 1, 2051 were issued on October 3, 2001, (i) $875,000,000 of 7.25% Senior Notes due February 15, 2052 were issued on February 14, 2002, (j) $1,150,000,000 of 4.50% Series A Convertible Senior Debentures due March 6, 2032 were issued on March 6, 2002, (k) $2,600,000,000 of 5.25% Series B Convertible Senior Debentures due March 6, 2032 were issued on March 6, 2002, (l) $1,115,000,000 of 7.375% Senior Notes due May 15, 2048 were issued on May 19, 2003, (m) $425,000,000 of 7.375% Senior Notes due May 23, 2048 were issued on May 23, 2003, (n) $3,000,000,000 of 8.375% Senior Debentures due July 15, 2033 were issued on July 3, 2003, (o) $4,300,000,000 of 6.25% Series C Convertible Senior Debentures due July 15, 2033 were issued on July 2, 2003, (p) $1,250,000,000 of 8.250% Senior Debentures due July 15, 2023 were issued on July 3, 2003, (q) $1,000,000,000 of 7.125% Senior Notes due July 15, 2013 were issued on July 3, 2003, (r) $ 720,000,000 of 7.50% Senior Notes due July 1, 2044 were issued on June 30, 2004, and (s) $1,500,000,000 of 1.50% Series D Convertible Senior Debentures due June 1, 2009 were issued on May 31, 2007, (iii) the Trust Indenture, dated as of July 1, 1995, between Michigan Strategic Fund and Law Debenture, as successor-in-interest Trustee to Dai-Ichi Kangyo Trust Company of New York, as such Indenture may have been amended, supplemented, or modified, related to $58,800,000 Michigan Strategic Fund Multi-Modal Interchangeable Rate Pollution Control Refunding Revenue Bonds Series 1995, (iv) the Indenture of Trust, dated as of July 1, 1994, between City of Moraine, Ohio and Law Debenture, as successor-in-interest Trustee to Dai-Ichi Kangyo Trust Company of New York, as such Indenture may have been amended, supplemented, or modified, related to $12,500,000 Solid Waste Disposal Revenue Bonds (General Motors Corporation Project) Series 1994, (v) the Indenture, dated as of July 1, 1999, between City of Moraine, Ohio and Law Debenture, as successor-in-interest Trustee to Dai Ichi Kangyo Trust Company of New York, as such Indenture may have been amended, supplemented, or modified, related to $10,000,000 Solid Waste Disposal Revenue Bonds (General Motors Project), Series 1999, (vi) the Trust Indenture, dated as of December 1, 2002, between City of Fort Wayne, Indiana and Law Debenture, as successor-in-interest Trustee to JPMorgan Chase Bank, and Bank One Trust Company, N.A., as Co-Trustee, as such Indenture may have been amended, supplemented, or modified, related to $31,000,000 City of Fort Wayne, Indiana Pollution Control Revenue Bonds (General Motors Corporation Project), Series 2002, (vii) the Trust Indenture, dated as of March 1, 2002, between Ohio Water Development Authority and Law Debenture, as successor-in-interest Trustee to JPMorgan Chase Bank, as such Indenture may have been amended, supplemented, or modified, related to $20,040,000 State of Ohio Pollution Control Refunding Revenue

Bonds (General Motors Corporation Project), Series 2002, (viii) the Indenture of Trust, dated as of December 1, 2002, between Ohio Water Development Authority and Law Debenture, as successor-in-interest Trustee to JPMorgan Chase Bank, as such Indenture may have been amended, supplemented, or modified, related to $46,000,000 State of Ohio Solid Waste Revenue Bonds, Series 2002 (General Motors Corporation Project), and (ix) the Trust Indenture, dated as of April 1, 1984, among City of Indianapolis, Indiana and Law Debenture, as successor-in-interest Trustee to Bankers Trust Company, and the Indiana National Bank, as Co-Trustee, as such Indenture may have been amended, supplemented, or modified, relating to $1,400,000 City of Indianapolis, Indiana Pollution Control Revenue Bonds (General Motors Corporation Project), Series 1984.

1.90  Indenture Trustee/Fiscal and Paying Agent Reserve Cash means Cash in the aggregate amount of $1.4 million, which shall be used to pay or reimburse the Indenture Trustees and the Fiscal and Paying Agents for administering distributions to Registered Holders, or for their continuing roles as members of the Creditors’ Committee, as contemplated by the Plan and in accordance with the Budget, including all reasonable fees and expenses related thereto (including the reasonable fees and expenses of the respective counsel, advisors, and/or agents of the Indenture Trustees and the Fiscal and Paying Agents), and for compensating for any loss, liability, or reasonable expenses incurred without negligence or bad faith on the part of the Indenture Trustees or the Fiscal and Paying Agents, as applicable, arising out of or in connection with the performance of their duties under the Indentures or the Fiscal and Paying Agency Agreements, as applicable, including the reasonable costs and expenses of defending themselves against any claim of liability, from beneficial holders of the securities issued pursuant to the Indentures and the Fiscal and Paying Agency Agreements, the Registered Holders, or otherwise, related thereto.

1.91  Indenture Trustees means the trustees, co-trustees, agents, paying agents, distribution agents, authenticating agents, registrars, and bond registrars under the respective Indentures, and any and all successors or predecessors thereto.

1.92  Indirect Asbestos Claim means any Claim, remedy, liability, or Demand against (i) the Debtors, (ii) present affiliates and divisions of the Debtors, or (iii) former affiliates and divisions of the Debtors who are Protected Parties to the extent the Claim, remedy, liability, or Demand relate to the period of time during which the Debtors operated the respective affiliates or divisions, now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is (i) (A) held by (I) any Entity (other than a director or officer entitled to indemnification pursuant to Section 12.5 hereof) who has been, is, or may be a defendant in an action seeking damages for (a) death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products or (b) property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing, or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property, to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products or things that are or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, used, removed, replaced, or disposed by the Debtors or an Entity for whose products or operations the Debtors allegedly have liability or for which the Debtors are otherwise allegedly liable, or (II) any assignee or transferee of such Entity, and (B) on account of alleged liability of the Debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action, or (ii) held by any Entity that is seeking reimbursement indemnification, subrogation, or contribution from the Debtors with respect to any surety bond, letter of credit, or other financial assurance issued by any Entity on account of, or with respect to, Asbestos Claims.

1.93  Initial Debtors means MLC; MLC of Harlem, Inc. (f/k/a Chevrolet-Saturn of Harlem, Inc.); MLCS, LLC (f/k/a Saturn, LLC); and MLCS Distribution Corporation (f/k/a Saturn Distribution Corporation).

1.94  Medical Lien means any lien on, or right of payment from, any distributions made hereunder to a holder of a personal injury or products liability Claim that is held or can be asserted by any public or private entity or unit, including, without limitation, Medicare and Medicaid.

1.95  MLC means Motors Liquidation Company (f/k/a General Motors Corporation), a Delaware corporation, the parent debtor or debtor in possession, as the context requires.

1.96  MSPA means that certain Amended and Restated Master Sale and Purchase Agreement, by and among General Motors Corporation and its debtor subsidiaries, as Sellers, and NGMCO, Inc., as successor in interest to Vehicle Acquisition Holdings LLC, a purchaser sponsored by the U.S. Treasury, as Purchaser, dated as of June 26, 2009, together with all related documents and agreements as well as all exhibits, schedules, and addenda thereto, as amended, restated, modified, or supplemented from time to time.

1.97  New GM means General Motors Company (formerly known as General Motors Holding Company), a Delaware corporation formed as part of that certain holding company reorganization that occurred on October 19, 2009, pursuant to which all of the outstanding shares of common stock and preferred stock of the prior General Motors Company (now known as “General Motors LLC”) were exchanged on a one-for-one basis for shares of common stock and preferred stock of the newly organized holding company that now bears the name General Motors Company.  General Motors Company has a 100% ownership interest in General Motors Holdings LLC, a Delaware limited liability company, and General Motors LLC is a direct wholly-owned subsidiary of General Motors Holdings LLC.

1.98  New GM Securities means the New GM Stock and the New GM Warrants, each of which was received as consideration pursuant to the 363 Transaction as embodied in the MSPA.

1.99  New GM Stock means the stock of New GM, including any additional shares issued if the Bankruptcy Court determines (to the extent the MSPA requires such determination) that the estimated or actual amount (as provided in the MSPA) of (i) Allowed General Unsecured Claims against the Initial Debtors and (ii) the Allowed Asbestos Trust Claim against the Initial Debtors collectively exceeds $35 billion.

1.100   New GM Warrants means (i) the warrants to acquire 136,363,635 newly issued shares of New GM Stock, with an exercise price set at $10.00 per share, and (ii) the warrants to acquire 136,363,635 newly issued shares of New GM Stock, with an exercise price set at $18.33 per share.

1.101   Note Claim means a Claim against any of the Debtors arising under or in connection with any Indenture and the respective notes, bonds, or debentures issued thereunder, excluding the fees and expenses of the Indenture Trustees, which reasonable fees and expenses shall be paid pursuant to Section 2.5 hereof.

1.102   Nova Scotia Guarantee Claims means the Claims against any of the Debtors arising under or in connection with the guarantee of the notes, bonds, or debentures issued under that certain Fiscal and Paying Agency Agreement, dated as of July 10, 2003, among General Motors Nova Scotia Finance Company, General Motors Corporation, Deutsche Bank Luxembourg S.A., and Banque Générale du Luxembourg S.A. (the “Nova Scotia Fiscal and Paying Agency Agreement”), excluding any claims for the fees and expenses of the Fiscal and Paying Agent thereunder to the extent such fees and expenses are paid pursuant to Section 2.5 hereof.  The Nova Scotia Guarantee Claims include, without limitation, Claims evidenced by the following:  (a) Proof of Claim No. 69551 filed by Greenberg Traurig, LLP (the “Protective Claim”); (b) Proof of Claim No. 66216 filed by Thoroughbred Fund LP; Proof of Claim No. 66217 filed by Palomino Fund LTD; Proof of Claim No. 66218 filed by Perry Partners International Inc.; Proof of Claim No. 66265 filed by Aurelius Investment LLC; Proof of Claim No. 66266 filed by Elliot International LP; Proof of Claim No. 67429 filed by Onex Debt Opportunity Fund, LTD; Proof of Claim No. 67499 filed by FCOF UB Securities LLC; Proof of Claim No. 66267 filed by The Liverpool Limited Partnership; Proof of Claim No. 66312 filed by Perry Partners LP; Proof of Claim No. 67428 filed by Drawbridge DSO Securities LLC; Proof of Claim No. 67430 filed by Redwood Master Fund LTD; Proof of Claim No. 67498 filed by Appaloosa Investment Limited Partnership I; Proof of Claim No. 67500 filed by Drawbridge OSO Securities LLC; and Proof of Claim No. 67501 filed by Thoroughbred Master LTD (collectively, the “Specified Nova Scotia Noteholder Claims”); and (c) Proof of Claim No. 1558 filed by Collins Stewart (CI) Ltd.; Proof of Claim No. 12042 filed by Sylvia Auerbach; Proof of Claim No. 37319 filed by Ing. Hugo Wagner; Proof of Claim No. 60567 filed by UBS AG, Zurich (Switzerland); Proof of Claim No. 61481 filed by Mr. Aly Aziz; Proof of Claim No. 63955 filed by Sirdar Aly Aziz; Proof of Claim No. 64332 filed by Josef Schmidseder; Proof of Claim No. 64340 filed by Hermann & Helene Dettmar; Proof of Claim No. 65554 filed by Claus Pedersen; Proof of Claim No. 70201 filed by Morgan Stanley & Co. International plc; Proof of Claim No. 66206 (amended by Proof of Claim No. 70201) filed by Morgan Stanley & Co., International plc; Proof of Claim No. 68705 filed by Bhalodia RV/RM/Patel RG; Proof of Claim No. 68941 filed by Red River Business Inc.; Proof of Claim No. 1556 filed by Collins Stewart (CI) Ltd.; Proof of Claim No. 23323 filed by Ulrich Seipp; Proof of Claim No. 29128 filed by Lixandroiu Anca Cristina; Proof of Claim No. 29379 filed by SPH Invest S.A.; Proof of Claim No. 29647 filed by Consilium Treuhand AG & Beata Domus Anstalt; Proof of Claim No. 29648 filed by Maria-Dorothea Laminet; Proof of Claim No. 49548 filed by Brencourt Credit Opportunities Master, Ltd; Proof of Claim No. 60234 filed by Allianz Bank Financial Advisors SPA; Proof of Claim No. 60547 filed by Rui Manuel Antunes Goncalves Rosa; Proof of Claim No. 60566 filed by UBS AG, Zurich (Switzerland); Proof of Claim No. 61915 filed by Johanna Schoeffel; Proof of Claim No. 64298 filed by CSS, LLC; Proof of Claim No. 66769 filed by Banca delle Marche SPA; Proof of Claim No. 67345 (amended by Proof of Claim No. 70200) filed by Morgan Stanley & Co. International plc; Proof of Claim No. 70200 filed by Morgan Stanley & Co. International plc; Proof of Claim No. 69306 filed by Canyon Value Realization Fund LP; Proof of Claim No. 69307 filed by Lyxor/Canyon Value Realization Fund Limited; Proof of Claim No. 69308 filed by Canyon-GRF Master Fund, LP; Proof of Claim No. 69309 filed by The Canyon Value Realization Fund (Cayman), Ltd; Proof of Claim No. 69734 filed by Anchorage Capital Master Offshore Ltd; Proof of Claim No. 31168 filed by Credit Suisse AG; Proof of Claim No. 31868 filed by Cheviot Asset Management; Proof of Claim No. 31167 filed by Credit Suisse AG; Proof of Claim No. 65765 filed by HFR RVA Advent Global Opportunity Master Trust; Proof of Claim No. 65784 filed by The Advent Global Opportunity Master Fund; Proof of Claim No. 69552 filed by CitiGroup Global Markets Inc.; Proof of Claim No. 67244 filed by Prospect Mountain Fund Limited; and Proof of Claim No. 67245 filed by Ore Hill Credit Hub Fund Ltd (collectively, the “Nova Scotia Individual Claims”).

1.103   Nova Scotia Wind-Up Claim means the Claim filed or otherwise asserted by Green Hunt Wedlake, Inc. (the “Nova Scotia Trustee”) under Nova Scotia law, including, without limitation, the Claim evidenced by Proof of Claim No. 66319 filed by the Nova Scotia Trustee.

1.104   Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.105   Plan means this chapter 11 plan, as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.106   Plan Supplement means the forms of documents, in a form reasonably acceptable to the U.S .Treasury, the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, to the extent such documents affect the respective party, effectuating the transactions contemplated by this Plan, which documents shall be filed with the Clerk of the Bankruptcy Court no later than ten (10) days prior to the Confirmation Hearing.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected at the Office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement upon written request to the undersigned counsel.  Copies of the Plan Supplement also are available on the Voting Agent’s website, www.motorsliquidationdocket.com.

1.107   Post-Effective Date MLC means MLC on and after the Effective Date.

1.108   Priority Non-Tax Claim means any Claim, other than an Administrative Expense or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7), or (9) of the Bankruptcy Code.

1.109   Priority Order Sites means the non-owned sites, as set forth on Exhibit “E” hereto, that are subject to an order requiring performance of an Environmental Action.

1.110   Priority Order Sites Consent Decrees and Settlement Agreements means the Consent Decrees and Settlement Agreements to be filed with the Bankruptcy Court in respect of the Priority Order Sites.

1.111   Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code other than Priority Tax Claims that New GM is liable for under the MSPA.

1.112   Pro Rata Share means the ratio (expressed as a percentage) of (i) the amount of any Allowed Claim in a particular Class to (ii) the sum of (x) the aggregate amount of Allowed Claims in such Class and (y) the aggregate amount of Disputed Claims in such Class.  Solely for purposes of determining the Pro Rata Share with respect to any distribution from (a) the Debtors with respect to the Term Loan Avoidance Action, (b) the GUC Trust, or (c) the Avoidance Action Trust, the aggregate amount of Disputed Claims shall include (x) Disputed General Unsecured Claims, (y) the Asbestos Trust Claim in the amount set forth in the Confirmation Order until such time as the amount of the Asbestos Trust Claim is finally determined as set forth in Section 1.15 hereof, and (z) the “Maximum Amount” (as defined in the GUC Trust Agreement) of the potential General Unsecured Claims arising from any successful recovery of proceeds from the Term Loan Avoidance Action or other Avoidance Actions.  The Debtors may seek a determination by the Bankruptcy Court of the amount that should be reserved in determining the Pro Rata Share on account of Disputed Claims on an individual or aggregate basis.

1.113   Property or Properties means the Environmental Response Trust Properties and the Priority Order Sites.

1.114   Property Environmental Claim means any civil Claim or Cause of Action by the Governmental Authorities against the Debtors under Environmental Laws with respect to the Properties except for any General Unsecured Claim reserved in Paragraph 100 of the Environmental Response Trust Consent Decree and Settlement Agreement or the Priority Order Sites Consent Decrees and Settlement Agreements.

1.115   Protected Party means (i) the Debtors, (ii) any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors (including, without limitation, the GUC Trust, the Environmental Response Trust, the Avoidance Action Trust, the GUC Trust Administrator, the Environmental Response Trust Administrative Trustee, the Avoidance Action Trust Administrator, the GUC Trust Monitor, the Avoidance Action Trust Monitor, and their respective professionals) or the Asbestos Trust (but only to the extent that liability is asserted to exist by reason of its becoming such a transferee or successor), (iii) the holders of DIP Credit Agreement Claims, (iv) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to the Debtors, Post-Effective Date MLC, or the Asbestos Trust, or to a successor to, or transferee of, any assets of the Debtors or the Asbestos Trust (but only to the extent that liability is asserted to exist by reason of such Entity’s becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired), (v) an officer, director, or employee of the Debtors, of any past or present affiliate of the Debtors, of any predecessor in interest of the Debtors, or of any Entity that owns or at any time has owned a financial interest in the Debtors, in any past or present affiliate of the Debtors, or in any predecessor in interest of the Debtors, but only to the extent that he or she is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors or the Asbestos Trust on account of Asbestos Personal Injury Claims, (vi) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors or the Asbestos Trust on account of Asbestos Personal Injury Claims by reason of such Entity’s  provision of insurance to the Debtors, to any past or present affiliate of the Debtors, to any predecessor in interest of the Debtors, or to any Entity that owns or at any time has owned a financial interest in (I) the Debtors, (II) any past or present affiliate of the Debtors, or (III) any predecessor in interest of the Debtors, but only to the extent that the Debtors or the Asbestos Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be a Protected Party under the Plan, or (vii) with the consent of the Asbestos Claimants’ Committee and the Future Claimants’ Representative, or the Asbestos Trust Administrator, as applicable, any other Entity that, pursuant to an agreement approved by Final Order, has been determined to be providing appropriate consideration to the Debtors’ estates or the Trusts (including, by way of example, by waiving the Entity’s claim(s) against the Debtors or any of the Trusts) in exchange for being included in the definition of a Protected Party herein (including, without limitation, Remy International, Inc. (f/k/a Delco Remy International, Inc. and DR International, Inc.

and its wholly-owned subsidiary Remy Inc. (f/k/a Delco Remy America, Inc. and DRA Inc.)) (“Remy”), for whom no further consent from the Asbestos Claimants’ Committee and the Future Claimants’ Representative, or the Asbestos Trust Administrator, as applicable, is required), to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors or the Asbestos Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:  (a) without in any way limiting clause (v) above, such Entity’s involvement in the management of the Debtors or of any predecessor in interest of the Debtors, (b) such Entity’s ownership of a financial interest in the Debtors, in any past or present affiliate of the Debtors, or in any predecessor in interest of the Debtors, (c) such Entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of the Debtors, of any past or present affiliate of the Debtors, of any predecessor in interest of the Debtors, or of any Entity that owns or at any time has owned a financial interest in the Debtors, in any past or present affiliate of the Debtors, or in any predecessor in interest of the Debtors, (d) such Entity’s current ownership of the assets of a former division of the Debtors or of a former division of the Debtors, or (e) such Entity’s lease of real property owned or formerly owned by the Debtors.  Notwithstanding the foregoing, New GM shall neither be included in the definition of Protected Party herein nor shall Section 4.5 hereof govern or enjoin claims against New GM; provided, however, that nothing contained in the Plan shall in any way modify or limit any protections or rights afforded to New GM under or in connection with the Bankruptcy Court order approving the 363 Transaction.

1.116   REALM means Remediation and Liability Management Company, Inc., a Michigan corporation, as debtor or debtor in possession, as the context requires.

1.117   Registered Holder means the registered holders (or bearers, if applicable) of the securities issued pursuant to the Indentures or the Fiscal and Paying Agency Agreements.

1.118   Residual Wind-Down Assets means the Cash necessary to fund the resolution of Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, and the Cash reserved to pay such Administrative Expenses and Claims.  If the Debtors have not resolved and paid all of the foregoing Claims and Administrative Expenses by the date of MLC’s dissolution, then the Residual Wind-Down Assets (including the power to object, settle, and or satisfy such Claims and Administrative Expenses) shall be transferred to the GUC Trust.

1.119   Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

1.120   Secured Claim means a Claim (i) secured by Collateral, to the extent of the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any valid rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.121   Solicitation Procedures means the procedures relating to the solicitation and tabulation of votes with respect to the Plan.

1.122   Tax Code means title 26 of the United States Code, as amended from time to time.

1.123   Term Loan Avoidance Action means the Avoidance Action commenced by the Creditors’ Committee against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders and agents, styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

1.124   Term Loan Avoidance Action Beneficiaries means the holders of the DIP Credit Agreement Claims and/or the holders of Allowed General Unsecured Claims, as determined either by (i) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (ii) Final Order.

1.125   Trusts means the GUC Trust, the Asbestos Trust, the Environmental Response Trust, the Avoidance Action Trust, and any other trust created pursuant to the Plan or the Confirmation Order and funded by Cash from (i) the DIP Lenders on which the DIP Lenders’ lien remains in force or (ii) another source.

1.126   Unliquidated Litigation Claim means a General Unsecured Claim that qualifies for reconciliation pursuant to the ADR Procedures, regardless of whether the Claim is filed in an unliquidated amount, until it becomes an Allowed Claim.

1.127   U.S Treasury means the United States Department of the Treasury.

1.128   U.S. Trustee means the United States Trustee for the Southern District of New York.

1.129   Voting Deadline means the date set by the Bankruptcy Court by which all completed Ballots must be received.

Interpretation; Application of Definitions and Rules of Construction.

The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein.  A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

ARTICLE II.

Administrative Expenses and Priority Tax Claims

2.1  Administrative Expenses.  Except to the extent that a holder of an Allowed Administrative Expense agrees to a different treatment or as provided in the subsequent sentence of this Section, on the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Administrative Expense, in full satisfaction of such Allowed Administrative Expense, an amount in Cash equal to the Allowed amount of such Administrative Expense.  Notwithstanding the foregoing, any and all liabilities of the Debtors to the Governmental Authorities under Environmental Laws associated with the Properties that otherwise would constitute Administrative Expenses shall be treated and satisfied by and in accordance with the terms of the Environmental Response Trust Consent Decree and Settlement Agreement and the Priority Order Sites Consent Decrees and Settlement Agreements.

2.2  Compensation and Reimbursement Claims.  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Confirmation Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) on the date on which the order relating to any such Administrative Expense is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense and the Debtors.

2.3  Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Priority Tax Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.  Priority Tax Claims that New GM is liable for under the MSPA shall be the responsibility of New GM and shall receive no distribution under the Plan.

2.4  DIP Credit Agreement Claims.  The DIP Lenders shall have an Allowed Administrative Expense for the total amount due under the DIP Credit Agreement as of the Effective Date, ratably in accordance with their respective interests in the DIP Credit Agreement Claims, subject to any applicable provisions of (A) paragraph 5 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) and (B) the Final Order approving the amendment to the DIP Credit Agreement to provide for the Debtors’ postpetition wind-down financing (ECF No. 2969).  The Debtors shall pay on account of the amounts outstanding under the DIP Credit Agreement an amount equal to all Cash and Cash equivalents, if any, remaining after funding all obligations and amounts to be funded under the Plan (including the GUC Trust Administrative Fund, the Asbestos Trust, the Environmental Response Trust Administrative Account, the Avoidance Action Trust Administrative Cash, and the Indenture Trustee/Fiscal and Paying Agent Reserve Cash, and such amounts necessary to satisfy payment of and funding to reconcile Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims), subject to the terms of the Plan, the Budget, and the Confirmation Order, and shall distribute beneficial interests in the Environmental Response Trust to the DIP Lenders.  To the extent it is determined that the DIP Lenders are entitled to any proceeds of the Term Loan Avoidance Action either by (i) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (ii) Final Order, the DIP Lenders shall receive the proceeds of the Term Loan Avoidance Action in accordance with Sections 4.3 and 6.5 hereof and the Avoidance Action Trust Agreement.  Notwithstanding anything to the contrary in the Plan, (a) if any of the DIP Lenders’ Collateral (including the DIP Lenders’ Avoidance Assets) is not distributed pursuant to the Plan, such DIP Lenders’ Collateral shall be distributed to the DIP Lenders ratably in accordance with their respective interests in the DIP Credit Agreement Claims, and (b) the DIP Lenders shall (x) have the sole right to collect on, prosecute, designate another party to prosecute, assign, or waive the DIP Lenders’ Avoidance Actions and the sole right to recover from or assign the DIP Lenders’ Avoidance Assets and (y) be entitled to any Cash, Cash equivalents, proceeds, or other DIP Lenders’ Collateral as set forth in Section 5.2(b) hereof.  The Asbestos Insurance Assets shall be held in and administered by the Asbestos Insurance Assets Trust for the benefit of the DIP Lenders as the DIP Lenders’ Collateral.  At such time as all payments in respect of the DIP Credit Agreement Claims have been made pursuant to the Plan, any outstanding balance of the DIP Credit Agreement Claims shall be cancelled.  Notwithstanding the foregoing, the DIP Credit Agreement Claims shall remain outstanding until such time as the Term Loan Avoidance Action Beneficiaries are determined either by (x) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (y) Final Order.

If any Asbestos Insurance Assets are transferred to the Asbestos Insurance Assets Trust, the Asbestos Insurance Assets Trust shall assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos Insurance Assets with respect to Asbestos Personal Injury Claims, asbestos-related claims against Entities insured under policies included in the Asbestos Insurance Assets by reason of vendor’s endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and the Debtors shall have no further financial or other responsibility for any of the foregoing.  Upon delivery of the Asbestos Insurance Assets to the Asbestos Insurance Assets Trust, the Debtors and their successors and assigns shall be released from all liability with respect to the delivery of such assets.  The Debtors shall cooperate with the Asbestos Insurance Assets Trust and the entity appointed to serve as administrator of the Asbestos Insurance Assets Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos Insurance Assets to the Asbestos Insurance Assets Trust.  By way of enumeration and not of limitation, the Debtors shall be obligated, to the extent practicable, to (i) provide the Asbestos Insurance Assets Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos Insurance Assets and (ii) execute further assignments or allow the Asbestos Insurance Assets Trust to pursue claims relating to the Asbestos Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Insurance Assets Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings, or litigation, to the extent necessary or helpful to the efforts of the Asbestos Insurance Assets Trust to obtain insurance coverage under the Asbestos Insurance Assets.

2.5  Special Provisions Regarding Fees and Expenses of Indenture Trustees and Fiscal and Paying Agents.  The reasonable prepetition and postpetition fees and expenses of each of the Indenture Trustees and the Fiscal and Paying Agents solely in connection with their performance of their duties (which includes the reasonable fees and expenses of any counsel and/or other professionals retained by the Indenture Trustees and the Fiscal and Paying Agents in connection with such duties) shall be deemed Allowed Administrative Expenses and shall be paid in Cash on the Effective Date, or as soon thereafter as is reasonably practicable, upon submission of documented invoices (in customary form) to the Debtors, the DIP Lenders, and the Creditors’ Committee, subject to a review for reasonableness by the Debtors, the DIP Lenders, and representatives of the members of the Creditors’ Committee who are not Indenture Trustees or Fiscal and Paying Agents, without the necessity of making application to the Bankruptcy Court.  Notwithstanding the foregoing, under no circumstances shall any such fees and expenses (including counsel and/or other professionals) include fees and expenses associated with defending objections to Claims or associated with Avoidance Actions.  Subject to Section 6.7 hereof, each Indenture Trustee’s or Fiscal and Paying Agent’s charging lien, if any, shall be discharged solely upon payment in full of the respective fees and expenses of the Indenture Trustees or the Fiscal and Paying Agents, as applicable, and termination of the respective Indenture Trustee’s or Fiscal and Paying Agent’s duties.  Nothing herein shall be deemed to impair, waive, or discharge the Indenture Trustees’ and the Fiscal and Paying Agents’ respective charging liens, if any, for any fees and expenses not paid by the Debtors.

ARTICLE III.

Classification of Claims and Equity Interests

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan:

Class	Designation	Impairment	Entitled to Vote

Class 1	Secured Claims	Unimpaired	No (deemed to accept)
Class 2	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 3	General Unsecured Claims	Impaired	Yes
Class 4	Property Environmental Claims	Unimpaired	No (deemed to accept)
Class 5	Asbestos Personal Injury Claims	Impaired	Yes
Class 6	Equity Interests in MLC	Impaired	No (deemed to reject)

For convenience of identification, the Plan classifies the Allowed Claims in Class 1 as a single Class.  This Class is actually a group of subclasses, depending on the underlying property securing such Allowed Claims, and each subclass is treated hereunder as a distinct Class for voting and distribution purposes.

ARTICLE IV.

Treatment of Claims and Equity Interests

4.1  Class 1 – Secured Claims.  Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment of such Claim, on the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed Secured Claim shall receive, at the option of the Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Claim, net of the costs of disposition of such Collateral, (iii) the Collateral securing such Allowed Secured Claim, (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Secured Claim is entitled, or (v) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code.  In the event a Secured Claim is treated under clause (i) or (ii) of this Section, the liens securing such Secured Claim shall be deemed released.

4.2  Class 2 - Priority Non-Tax Claims.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Claim, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

4.3  Class 3 - General Unsecured Claims.

                      (a)           As soon as is reasonably practicable after the Effective Date (but no earlier than the first Business Day following the Distribution Record Date), each holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive from the GUC Trust its Pro Rata Share of (i) the New GM Securities or the proceeds thereof, if any, and (ii) the GUC Trust Units, in accordance with the terms of the GUC Trust and the GUC Trust Agreement.  The GUC Trust shall make subsequent distributions of New GM Securities and GUC Trust Units to holders of Disputed General Unsecured Claims as of the Distribution Record Date whose Claims are subsequently Allowed.  The GUC Trust shall make additional distributions of New GM Securities to holders of GUC Trust Units in accordance with the terms of the GUC Trust and the GUC Trust Agreement.  Notwithstanding anything to the contrary in the Plan, the amount of New GM Securities to be distributed under the Plan shall be subject to the New GM Securities or proceeds thereof withheld or expended to meet the costs and expenses of administering the GUC Trust that are not otherwise funded from the Budget.

(b)           If any proceeds of the Term Loan Avoidance Action are received prior to the Avoidance Action Trust Transfer Date, then, to the extent it is determined that the holders of Allowed General Unsecured Claims are entitled to any proceeds of the Term Loan Avoidance Action, either by (i) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (ii) Final Order, (A) each holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive from the Debtors its Pro Rata Share of such proceeds, net of any expenses incurred by the Debtors on or after the Effective Date, and (B) the Debtors shall make subsequent distributions of the net proceeds of the Term Loan Avoidance Action to (x) holders of Disputed General Unsecured Claims as of the Distribution Record Date whose Claims are subsequently Allowed and (y) the Asbestos Trust when the amount of the Asbestos Trust Claim has been determined, as set forth in Section 1.15 hereof.  Holders of Disputed General Unsecured Claims on the Distribution Record Date whose Claims are subsequently Allowed prior to the initial distribution of proceeds of the Term Loan Avoidance Action shall be deemed to be holders of Allowed General Unsecured Claims as of the Distribution Record Date for the purpose of this Section 4.3(b).  If the amount of the Asbestos Trust Claim is determined, as set forth in Section 1.15 hereof, prior to the initial distribution of proceeds of the Term Loan Avoidance Action, the holder of the Asbestos Trust Claim shall be deemed to be a holder of an Allowed General Unsecured Claim as of the Distribution Record Date for the purpose of this Section 4.3(b).

(c)           As soon as is reasonably practicable after the Avoidance Action Trust Transfer Date, and to the extent (i) proceeds of the Term Loan Avoidance Action are received by the Avoidance Action Trust and (ii) it is determined that the holders of Allowed General Unsecured Claims are entitled to any proceeds of the Term Loan Avoidance Action, either by (a) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (b) Final Order, (x) each holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive from the Avoidance Action Trust, to the extent not already distributed, its Pro Rata Share of such proceeds in accordance with the terms of the Avoidance Action Trust and the Avoidance Action Trust Agreement and (y) the Avoidance Action Trust shall make subsequent distributions of any proceeds of the Term Loan Avoidance Action to (A) holders of Disputed General Unsecured Claims as of the Distribution Record Date whose Claims are subsequently Allowed and (B) the Asbestos Trust when the amount of the Asbestos Trust Claim has been determined as set forth in Section 1.15 hereof.  The Avoidance Action Trust shall make additional distributions of any proceeds of the Term Loan Avoidance Action to the Term Loan Avoidance Action Beneficiaries in accordance with the terms of the Avoidance Action Trust and the Avoidance Action Trust Agreement.  Holders of Disputed General Unsecured Claims on the Distribution Record Date whose Claims are subsequently Allowed prior to the Avoidance Action Trust Transfer Date shall be deemed to be holders of Allowed General Unsecured Claims as of the Distribution Record Date for the purpose of this Section 4.3(c).  If the amount of the Asbestos Trust Claim is determined, as set forth in Section 1.15 hereof, prior to the Avoidance Action Trust Transfer Date, the holder of the Asbestos Trust Claim shall be deemed to be a holder of an Allowed General Unsecured Claim as of the Distribution Record Date for the purpose of this Section 4.3(c).

(d)           Holders of Unliquidated Litigation Claims, at the option of the Debtors or the GUC Trust Administrator, as applicable, shall be subject to the ADR Procedures in order to determine the Allowed amount of their respective General Unsecured Claims.

(e)           The Note Claims shall be Allowed in the respective amounts listed next to each Indenture set forth in Exhibit “F” annexed hereto (the “Fixed Allowed Note Claims”).  The Fixed Allowed Note Claims shall override and supersede (i) any individual Claims filed by Registered Holders or beneficial owners of debt securities with respect to the Note Claims and (ii) solely with respect to the Allowed amount of the Note Claims, any stipulation or agreement between the Debtors and any Indenture Trustee, Registered Holder, or beneficial owner of the debt securities with respect to the Note Claims.  For the avoidance of doubt, the terms of any stipulation or agreement between the Debtors and any Indenture Trustee, Registered Holder, or beneficial owner of debt securities with respect to the Note Claims shall continue in full force and effect except with respect to the Allowed amount of the Note Claims contained therein.  Distributions to holders of Note Claims shall be made in accordance with Section 5.3(b) hereof.

(f)           The Eurobond Claims under (i) that certain Fiscal and Paying Agency Agreement, dated as of July 3, 2003, among General Motors Corporation, Deutsche Bank AG London, and Banque Générale du Luxembourg S.A. shall be Allowed in the amount of $3,770,634,476 and (ii) that certain Bond Purchase and Paying Agency Agreement, dated May 28, 1986, between General Motors Corporation and Credit Suisse shall be Allowed in the name of Deutsche Bank AG London, as paying agent for the benefit of the holders of the Eurobond Claims, in the amount of $15,745,690 (together, the “Fixed Allowed Eurobond Claims”).  The Fixed Allowed Eurobond Claims shall override and supersede any individual Claims filed by Registered Holders or beneficial owners of debt securities with respect to the Eurobond Claims.  Distributions to holders of Eurobond Claims shall be made in accordance with Section 5.3(b) hereof.

(g)           Notwithstanding anything to the contrary in the Plan, the Nova Scotia Guarantee Claims and the Nova Scotia Wind-Up Claim shall be treated as Disputed General Unsecured Claims unless and until a Final Order is entered that fixes the Allowed amount, if any, of such Claims.  For the purpose of determining Pro Rata

Shares for distributions to Allowed General Unsecured Claims, the aggregate dollar amount of the Disputed Nova Scotia Guarantee Claims and the Disputed Nova Scotia Wind-Up Claim shall be the lesser of (i) $2.69 billion and (ii) such other amount as may be fixed by order of the Bankruptcy Court.  Distributions to holders of Nova Scotia Guarantee Claims, if Allowed, shall be made in accordance with Section 5.3(b) hereof.

(h)           Remy shall have an Allowed General Unsecured Claim in the amount of $484,978.33 as a result of Remy’s agreement pursuant to Bankruptcy Rule 9019 to reduce (i) its Claim against MLC in the amount of $16,354,200 (Proof of Claim No. 43411) and (ii) its contingent Claim against ENCORE in the amount of $2,110,570 relating to property leased to DRA, Inc. by the Debtors (Proof of Claim No. 69951) in exchange for (x) the Plan providing that Remy is a Protected Party with respect to that portion of Remy’s Claim against MLC relating to asbestos liability arising on or prior to the closing of that certain Asset Purchase Agreement by and among DR International, Inc., DRA, Inc., and GM, dated July 13, 1994, (y) Remy withdrawing its application for an order pursuant to Bankruptcy Rule 2004 (ECF No. 3770) to the extent it is still pending, and (z) upon request, the Debtors providing Remy with certain documents relating to remediation by the Debtors or Post-Effective Date MLC, as applicable, at sites adjacent to those leased by the Debtors to Remy or leased by Remy.

(i)           Notwithstanding anything to the contrary in this Section 4.3, all proceeds of the Term Loan Avoidance Action shall be applied first to pay the DIP Lenders (i) all amounts expended to fund the costs and expenses associated with realizing such proceeds, including, without limitation, any such amounts expended to fund the costs and expenses of professionals retained by the defendants in the Term Loan Avoidance Action and (ii) without duplication, the amount of the Avoidance Action Trust Administrative Cash.

4.4  Class 4 – Property Environmental Claims.  On the Effective Date, all Property Environmental Claims shall be satisfied and treated in accordance with the terms of the Environmental Response Trust Agreement, the Environmental Response Trust Consent Decree and Settlement Agreement, and the Priority Order Sites Consent Decrees and Settlement Agreements.  All Property Environmental Claims are fully satisfied in accordance with the terms of the Environmental Response Trust Consent Decree and Settlement Agreement and the Priority Order Sites Consent Decrees and Settlement Agreements.

4.5  Class 5 – Asbestos Personal Injury Claims.  On the Effective Date, or as soon thereafter as is reasonably practicable, all Asbestos Personal Injury Claims shall be channeled to the Asbestos Trust and all Asbestos Personal Injury Claims shall be satisfied in accordance with the terms of the Asbestos Trust, the Asbestos Trust Distribution Procedures, and the Asbestos Trust Agreement.  The sole recourse of the holders of Asbestos Personal Injury Claims in their capacities as such shall be from the Asbestos Trust, and such holders shall have no right whatsoever at any time to assert their respective Asbestos Personal Injury Claims against any Protected Party, provided that, once Allowed, the Asbestos Trust Claim shall be entitled to the same distributions from the GUC Trust and the Avoidance Action Trust, as applicable, as an Allowed General Unsecured Claim in Class 3.  Without limiting the foregoing, on the Effective Date, all Entities shall be permanently stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, the Plan Supplement, or any other agreement or instrument between the Debtors and the Asbestos Trust, which actions shall be in conformity and compliance with the provisions hereof and other than the right of the Allowed Asbestos Trust Claim to receive distributions from the GUC Trust and the Avoidance Action Trust, as applicable):  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against any Protected Party or any property or interests in property of any Protected Party, (ii) enforcing, levying, attaching (including without limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Protected Party or any property or interests in property of any Protected Party, (iv) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party, and (v) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Trust Agreement, except in conformity and compliance therewith.  Nothing in the Plan, including the fact that New GM is not included in the definition of Protected Party herein, shall in any way modify or limit any protections or rights afforded to New GM under or in connection with the Bankruptcy Court order approving the 363 Transaction.

4.6  Class 6 - Equity Interests in MLC.  On the Effective Date, all Equity Interests issued by MLC shall be cancelled and one new share of MLC’s common stock shall be issued to a custodian to be designated by MLC, who will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements.  All Equity Interests of the other Debtors shall be cancelled when such Debtors are dissolved or merged out of existence in accordance with Section 6.10 hereof.  Each holder of an Equity Interest shall neither receive nor retain any property or interest in property on account of such Equity Interest; provided, however, that in the event all Allowed Claims have been satisfied in full, holders of Equity Interests may receive a pro rata distribution of any remaining assets of the Debtors.  On or promptly after the Effective Date, but in no event later than December 15, 2011, MLC shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly-traded securities.  All Equity Interests in MLC outstanding after the Effective Date shall be cancelled on the date MLC is dissolved in accordance with Section 6.10 hereof.  The rights of a holder of an Equity Interest or former Equity Interest issued by MLC pursuant to this Section 4.6 shall be nontransferable.

ARTICLE V.

Provisions Governing Distributions

5.1  Distribution Record Date.  Except with respect to any publicly-traded securities as to which distributions shall be treated as set forth in Section 5.10 hereof, (i) as of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their agents, shall be deemed closed, (ii) there shall be no further changes in the record holders of any of such Claims or Equity Interests, and the Debtors shall have no obligation to recognize any transfer of such Claims or Equity Interests occurring on or after the Distribution Record Date, and (iii) the Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable; provided, however, that if the GUC Trust Units are transferable as set forth in Section 6.2(h) hereof, then the GUC Trust Administrator may set additional record dates for subsequent distributions to holders of GUC Trust Units, in accordance with the GUC Trust Agreement.

5.2  Method of Distributions Under the Plan.

(a)  Payments and Transfers on Effective Date.  On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall (i) remit to holders of Allowed Administrative Expenses (except as otherwise provided herein), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims an amount in Cash equal to the Allowed amount of such Claims, (ii) transfer the GUC Trust Assets (other than the New GM Securities and the Residual Wind-Down Assets) to the GUC Trust free and clear of all liens, claims, and encumbrances, but subject to any obligations imposed by the Plan, on behalf of holders of General Unsecured Claims, (iii) transfer the Asbestos Trust Assets to the Asbestos Trust free and clear of all liens, claims, and encumbrances, but subject to any obligations imposed by the Plan, on behalf of holders of Asbestos Personal Injury Claims, (iv) transfer the Environmental Response Trust Assets to the Environmental Response Trust free and clear of all liens, claims, and encumbrances (except for any statutory liens for property and ad valorem taxes not yet due and payable and all liens, claims, or security interests of the DIP Lenders under the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement), but subject to any obligations imposed by the Plan, on behalf of holders of Property Environmental Claims, and (v) reserve Cash for the Indenture Trustee/Fiscal and Paying Agent Reserve Cash, which Cash shall be distributed to the Indenture Trustees and Fiscal and Paying Agents, as applicable, upon submission of documented invoices (in customary form) to the Debtors prior to December 15, 2011, or, thereafter, to the GUC Trust Administrator in accordance with Section 6.2(f) hereof without the necessity of making application to the Bankruptcy

Court.  The Debtors shall remit and transfer to the holders of Allowed DIP Credit Agreement Claims the payments and distributions provided for in Section 2.4 hereof.

On the Avoidance Action Trust Transfer Date, the Debtors shall transfer the Avoidance Action Trust Assets to the Avoidance Action Trust (except with respect to the remaining assets of MLC upon its dissolution, which shall be transferred to the Avoidance Action Trust, if accepted by the Avoidance Action Trust in the sole discretion of the Avoidance Action Trust Administrator as set forth in, and in accordance with, Section 6.10 hereof).

After the Effective Date and from time to time thereafter through no later than December 15, 2011, and upon the written request of the GUC Trust Administrator specifying the number of New GM Securities to be transferred to the GUC Trust, Post-Effective Date MLC shall promptly transfer to the GUC Trust such New GM Securities free and clear of all liens, claims, and encumbrances, but subject to any obligations imposed by the Plan.  All such New GM Securities shall be distributed by the GUC Trust to holders of Allowed General Unsecured Claims in accordance with the provisions of the GUC Trust Agreement and the Plan within thirty (30) days of the receipt thereof by the GUC Trust.  On or after December 15, 2011 but by no later than December 29, 2011, all remaining New GM Securities and all Residual Wind-Down Assets held by Post-Effective Date MLC shall be transferred to the GUC Trust free and clear of all liens, claims, and encumbrances, but subject to any obligations imposed by the Plan.  To the extent that any such remaining New GM Securities so delivered would otherwise be distributed on the next Distribution Date (as defined in the GUC Trust Agreement) because of Claims resolved (whether Allowed or disallowed) on or prior to the date such New GM Securities are received by the GUC Trust, such distribution shall be made no later than thirty (30) days after the receipt of such remaining New GM Securities by the GUC Trust.  All New GM Securities held by Post-Effective Date MLC in accordance with this paragraph shall be segregated and shall not be used for any purpose whatsoever other than for transfer to the GUC Trust as provided herein; provided, however, that Post-Effective Date MLC may sell certain of the New GM Securities pursuant to Section 2.3 of the GUC Trust Agreement (with the Cash proceeds thereof being transferred to the GUC Trust in accordance with the provisions of the GUC Trust Agreement, but in any event no later than December 29, 2011).  In no event shall the New GM Securities held by Post-Effective Date MLC be subject to or available for the payment of any Claims, liabilities, or obligations of MLC, except as explicitly provided in the GUC Trust Agreement.

(b)  Repayment of Excess Cash to DIP Lenders.  If the Debtors have any Cash remaining after (i) transferring the GUC Trust Assets to the GUC Trust, including the funding of the GUC Trust Administrative Fund and the transfer of the Indenture Trustee/Fiscal and Paying Agent Reserve Cash in accordance with Section 6.2 hereof, (ii) transferring the Asbestos Trust Assets to the Asbestos Trust, (iii) transferring the Environmental Response Trust Assets to the Environmental Response Trust, including the funding of the Environmental Response Trust Administrative Funding Account, (iv) transferring the Avoidance Action Trust Assets to the Avoidance Action

Trust, (v) the resolution (and the payment, to the extent Allowed) of all Disputed Administrative Expenses (including compensation and reimbursement of expenses under sections 330 or 503 of the Bankruptcy Code), Disputed Priority Tax Claims, Disputed DIP Credit Agreement Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims; provided, however, that at the time of the transfer of the Residual Wind-Down Assets to the GUC Trust, the Debtors shall only transfer Cash in an amount (based on the Debtors’ reasonable estimate) necessary to satisfy the ultimate Allowed amount of all remaining unpaid Administrative Expenses (including any compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code), Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, (vi) the payment in full of all Allowed Administrative Expenses (including any compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code), Allowed Priority Tax Claims, Allowed DIP Credit Agreement Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Claims, and (vii) completing the acts described in Section 6.10 hereof, the Debtors shall pay such Cash to the DIP Lenders by wire transfer of immediately available funds to an account designated by the U.S. Treasury and by EDC, respectively, ratably in accordance with their respective interests in the DIP Credit Agreement Claims.  In the event any Cash remains in the GUC Trust Administrative Fund, the Environmental Response Trust Administrative Funding Account, the Avoidance Action Trust Administrative Cash, or the Indenture Trustee/Fiscal and Paying Agent Reserve Cash after all the obligations imposed on the GUC Trust Administrator, the Environmental Response Trust Administrative Trustee, the Avoidance Action Trust Administrator, the Indenture Trustees, or the Fiscal and Paying Agents, respectively, and the GUC Trust, the Environmental Response Trust, and the Avoidance Action Trust, respectively, pursuant to the Plan, the GUC Trust Agreement, the Environmental Response Trust Agreement, the Environmental Response Trust Consent Decree and Settlement Agreement, and the Avoidance Action Trust Agreement, respectively, have been satisfied, the GUC Trust Administrator, the Environmental Response Trust Administrative Trustee, and the Avoidance Action Trust Administrator, respectively, shall pay such Cash to the DIP Lenders by wire transfer of immediately available funds to an account designated by the U.S Treasury and by EDC, respectively, ratably in accordance with their respective interests in the DIP Credit Agreement Claims.  If the GUC Trust Administrator determines to close the Chapter 11 Cases in accordance with Section 6.2(q) hereof, the GUC Trust Administrator shall repay the Cash from the balance of the GUC Trust Administrative Fund after reserving any amounts necessary to close the Chapter 11 Cases to the DIP Lenders by wire transfer of immediately available funds to an account designated by the U.S. Treasury and by EDC, respectively, ratably in accordance with their respective interests in the DIP Credit Agreement Claims.

(c)  Payment of Cash or Certain Assets to Charitable Organizations.  In the event any Cash or property remains in the Asbestos Trust after all the obligations imposed on the Asbestos Trust Administrator and the Asbestos Trust pursuant to the Plan and the Asbestos Trust Agreement have been satisfied, the Asbestos Trust Administrator shall pay such Cash amounts to a charitable organization exempt from U.S. federal income tax under section 501(c)(3) of the Tax Code to be selected by, and unrelated to, the Asbestos Trust Administrator.  In the event any Asbestos Trust Assets remain in the Asbestos Trust after all Asbestos Personal Injury Claims have been satisfied pursuant to the Plan and the Asbestos Trust Agreement, the Asbestos Trust Administrator shall transfer such Asbestos Trust Assets to a charitable organization exempt from U.S. federal income tax under section 501(c)(3) of the Tax Code to be selected by, and unrelated to, the Asbestos Trust Administrator.

(d)  Distributions of Cash.  At the option of the Debtors or the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, or the Avoidance Action Trust Administrator, as applicable, any Cash payment to be made under the Plan, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, or the Avoidance Action Trust, as applicable, may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

(e)  Sale of New GM Warrants About to Expire.  During the one hundred twenty (120) days preceding the expiration of the New GM Warrants, the GUC Trust Administrator shall have the authority to sell any New GM Warrants remaining in the GUC Trust, whether held in a reserve for Disputed General Unsecured Claims or otherwise, and distribute the proceeds thereof to holders of Allowed General Unsecured Claims and/or GUC Trust Units, as applicable, consistent with, and as provided in, the Plan.  Any such sale shall be made in compliance with an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any equivalent securities law provisions under state law, other than section 1145(a) of the Bankruptcy Code, which is not available for such sale.  For the avoidance of doubt, any holder of an Allowed General Unsecured Claim and/or GUC Trust Unit, as applicable, that is entitled to receive such New GM Warrants shall receive only the net cash proceeds, if any, of the sold New GM Warrants that the GUC Trust Administrator received upon such sale.  To the extent holders of Allowed Claims and/or GUC Trust Units, as applicable, have received a portion of the New GM Warrants to which they are entitled pursuant to the Plan, the GUC Trust Administrator shall have the authority to sell the remaining portion of New GM Warrants pursuant to this Section 5.2(e).

5.3  Delivery of Distributions and Undeliverable Distributions.

                        (a)  Subject to Bankruptcy Rule 9010 and except as otherwise provided in the GUC Trust Agreement, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors or the GUC Trust Administrator or the Avoidance Action Trust Administrator, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.  In the event that any distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the

Debtors or the GUC Trust Administrator or the Avoidance Action Trust Administrator, as applicable, are notified of such holder’s then-current address, at which time all missed distributions shall be made to such holder, without interest.  All demands for undeliverable distributions shall be made on or before ninety (90) days after the date such undeliverable distribution was initially made.  Thereafter, the amount represented by such undeliverable distribution shall irrevocably revert to the Debtors or the GUC Trust or the Avoidance Action Trust, as applicable, and any Claim in respect of such undeliverable distribution shall be discharged and forever barred from assertion against the Debtors, the GUC Trust, the Avoidance Action Trust, and their respective property.

(b)           Any distribution from the Debtors, the GUC Trust, or the Avoidance Action Trust to any of the Indenture Trustees or Fiscal and Paying Agents in accordance with the Plan shall be (x) deemed a distribution to the respective Registered Holders thereunder, (y) subject to the applicable Indenture Trustee’s or Fiscal and Paying Agent’s right to assert its charging lien against such distributions, and (z) in accordance with Section 5.6 hereof.  Distributions shall be made to the Registered Holders as follows:

(i)           Each Indenture Trustee and Fiscal and Paying Agent shall distribute, as soon as is reasonably practicable after receipt thereof and pursuant to the terms of the applicable Indenture and Fiscal and Paying Agency Agreement, the New GM Securities and the GUC Trust Units it receives from the GUC Trust in accordance with Section 4.3(a) hereof to the Registered Holders as of the date of surrender of the debt securities pursuant to Section 5.10 hereof.  The GUC Trust shall make additional distributions of New GM Securities to holders of GUC Trust Units (and not the Indenture Trustees and the Fiscal and Paying Agents) in accordance with the GUC Trust Agreement and Section 4.3(a) hereof.

(ii)           To the extent that it is determined that the holders of Allowed General Unsecured Claims are entitled to any proceeds of the Term Loan Avoidance Action either by (i) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (ii) Final Order, then each Indenture Trustee and Fiscal and Paying Agent shall distribute, as soon as is reasonably practicable after receipt thereof and pursuant to the terms of the applicable Indenture and Fiscal and Paying Agency Agreement, the net proceeds of the Term Loan Avoidance Action it receives from either (i) the Debtors in accordance with Section 4.3(b) hereof or (ii) the Avoidance Action Trust in accordance with Section 4.3(c) hereof, to the Registered Holders as of the earlier of (A) the day prior to the Avoidance Action Trust Transfer Date and (B) the date of surrender of the debt securities pursuant to Section 5.10 hereof.

5.4  Withholding and Reporting Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax.  Notwithstanding the foregoing, each holder of an Allowed Claim or Equity Interest (other than the Indenture Trustees and the Fiscal and Paying Agents) that receives a distribution under the Plan shall have responsibility for any taxes imposed by any governmental unit, including income, withholding, and other taxes, on account of such distribution.

5.5  Time Bar to Cash Payments.  Checks issued by the Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof.  Requests for re-issuance of any check shall be made to the Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, by the holder of the Allowed Claim to whom such check originally was issued.  Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the one hundred eighty (180) day period following the date of issuance of such check.  Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtors, the GUC Trust, or the Avoidance Action Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred.

5.6  Minimum Distributions and Fractional Shares or Units.

(a) The provisions of this Section 5.6(a) shall apply with respect to distributions made in respect of Allowed General Unsecured Claims (but not to distributions made in respect of GUC Trust Units).  Subject to the following sentence, (i) no payment of Cash in an amount less than $25 shall be made by the Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, to any holder of an Allowed Claim and (ii) no fractional shares of New GM Stock or fractional New GM Warrants shall be distributed.  Any fractional shares of New GM Stock or fractional New GM Warrants shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next higher whole number for this purpose); provided, however, that for the purpose of determining the number of shares of New GM Stock or the number of New GM Warrants that any holder of an Allowed General Unsecured Claim shall be entitled to receive on any Distribution Date (as defined in the GUC Trust Agreement), the GUC Trust Administrator shall aggregate the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) that such holder of an Allowed General Unsecured Claim is entitled to receive in respect of all Allowed General Unsecured Claims held by such holder as of the Initial Distribution Record Date (as defined in the GUC Trust Agreement), in the case of distributions pursuant to Section 5.2 of the GUC Trust Agreement, or as of the last day of the calendar quarter next preceding the relevant Distribution Date, in the case of distributions pursuant to Section 5.3 of the GUC Trust Agreement.

(b) The provisions of this Section 5.6(b) shall apply with respect to distributions made in respect of GUC Trust Units (but not to distributions in respect of Allowed General Unsecured Claims).  Subject to the following sentence, no fractional shares of New GM Stock or fractional New GM Warrants shall be distributed by the GUC Trust to any holder of a GUC Trust Unit.  All fractional shares of New GM Stock and all fractional New GM Warrants that otherwise would have been distributable on the relevant Distribution Date (as defined in the GUC Trust Agreement) but for the provisions of Section 5.6(b) of the GUC Trust Agreement shall be aggregated and sold for Cash; provided, however, that for the purpose of determining the number of shares of New GM Stock or the number of New GM Warrants that any holder of GUC Trust Units shall be entitled to receive on any Distribution Date, there shall be aggregated the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) that such holder of a GUC Trust Unit is entitled to receive in respect of all GUC Trust Units at the time held by such holder.  The net Cash proceeds of the sale of such New GM Stock and New GM Warrants, after deduction of brokerage commissions and other expenses of sale, shall be distributed to holders of GUC Trust Units pro rata based on the fractional shares of New GM Stock or fractional New GM Warrants that they otherwise would have been entitled to receive.  If there shall exist at the time a public market for the New GM Stock or the New GM Warrants, all sales of the New GM Stock or the New GM Warrants, as the case may be, shall be in the public market.

5.7  Setoffs.  The Debtors and/or the GUC Trust Administrator, the Asbestos Trust Administrator, and the Avoidance Action Trust Administrator, as applicable, may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors and/or the GUC Trust Administrator, the Asbestos Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, of any such claim the Debtors may have against the holder of such Claim.  Nothing in the Plan shall limit or affect any right of the United States to offset (subject to obtaining Bankruptcy Court approval to the extent required) any obligation owed by the United States to the Debtors against any obligation owed by the Debtors to the United States.

5.8  Transactions on Business Days.  If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

5.9  Allocation of Plan Distribution Between Principal and Interest.  All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for U.S. federal income tax purposes, and thereafter, to the remaining portion of such Claim, if any.

5.10   Surrender of Existing Publicly-Traded Securities.  On the Effective Date, or as soon thereafter as is reasonably practicable, each Registered Holder of the debt securities with respect to the Note Claims, the Eurobond Claims, or the Nova Scotia Guarantee Claims shall surrender its debt securities to the applicable Indenture Trustee or Fiscal and Paying Agent or, in the event such debt securities are held in the name, or by a nominee, of The Depository Trust Company or other securities depository (each, a “Depository”), the Debtors shall seek the cooperation of the Depository to provide appropriate instructions to the applicable Indenture Trustee or Fiscal and Paying Agent.  No distributions under the Plan shall be made for or on behalf of such Registered Holder unless and until (i) such debt securities are received by the applicable Indenture Trustee or Fiscal and Paying Agent or appropriate instructions from the Depository are received by the applicable Indenture Trustee or Fiscal and Paying Agent or (ii) the loss, theft, or destruction of such debt securities is established to the reasonable satisfaction of the applicable Indenture Trustee or Fiscal and Paying Agent, which satisfaction may require such Registered Holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, Post-Effective Date MLC, the GUC Trust Administrator, the Avoidance Action Trust Administrator, and the applicable Indenture Trustee or Fiscal and Paying Agent harmless in respect of such debt securities and distributions made with respect thereto.  Notwithstanding the foregoing, holders of Nova Scotia Guarantee Claims shall not be required to surrender their debt securities to the applicable Fiscal and Paying Agent or provide instructions to the Depository and shall be entitled to retain their debt securities solely for the purpose of asserting their direct claims, if any, against GM Nova Scotia under the applicable Fiscal and Paying Agency Agreement.  For the avoidance of doubt, distributions under the Plan shall not be delayed to the holders of the Nova Scotia Guarantee Claims solely as a result of their retention of their debt securities as provided in this Section 5.10.  Upon compliance with this Section 5.10 by a Registered Holder of the debt securities, for all purposes under the Plan, such Registered Holder shall be deemed to have surrendered such debt securities.  Any Registered Holder that fails to surrender such debt securities or satisfactorily explain the loss, theft, or destruction of such debt securities to the applicable Indenture Trustee or Fiscal and Paying Agent within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, Post-Effective Date MLC, the GUC Trust, the Avoidance Action Trust, the GUC Trust Administrator, the Avoidance Action Trust Administrator, or the applicable Indenture Trustee or Fiscal and Paying Agent in respect of such Claim and shall not participate in any distribution under the Plan.  All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the GUC Trust by the applicable Indenture Trustee or Fiscal and Paying Agent, and any such debt securities shall be cancelled.

5.11   Class Proofs of Claim.  If a class proof of claim is Allowed, it shall be treated as a single Claim for purposes of Article V of this Plan.

ARTICLE VI.

Means for Implementation and Execution of the Plan

6.1  Substantive Consolidation.

(a) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of MLC of Harlem, Inc.; MLCS, LLC; MLCS Distribution Corporation; Remediation and Liability Management Company, Inc.; and Environmental Corporate Remediation Company, Inc., and their respective estates, into MLC for voting, confirmation, and distribution purposes under the Plan.  Solely for such purposes, on and after the Effective Date, (i) all assets and all liabilities of the Debtors shall be deemed merged into MLC, (ii) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and cancelled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (iv) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Debtors, (v) all Claims between or among the Debtors shall be cancelled, and (vi) each Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date.

(b) The substantive consolidation and deemed merger effected pursuant to Section 6.1(a) hereof shall not affect (other than for purposes related to funding distributions under the Plan and as set forth in Section 6.1(a) hereof) (i) the legal and organizational structure of the Debtors, (ii) defenses to any Causes of Action or requirements for any third party to establish mutuality to assert a right of setoff, and (iii) distributions out of any insurance policies or proceeds of such policies.

6.2  The GUC Trust.

(a) Execution of GUC Trust Agreement.  On or before the Effective Date, the GUC Trust Agreement, in a form acceptable to the Debtors, the Creditors’ Committee, the U.S. Treasury, as a DIP Lender, and the GUC Trust Administrator, shall be executed, and all other necessary steps shall be taken to establish the GUC Trust and the beneficial interests therein, which shall be for the benefit of the holders of Allowed General Unsecured Claims.  This Section 6.2 sets forth certain of the rights, duties, and obligations of the GUC Trust Administrator.  In the event of any conflict between the terms of this Section 6.2 and the terms of the GUC Trust Agreement, the terms of the GUC Trust Agreement shall govern.

(b) Purpose of GUC Trust.  The GUC Trust shall be established to administer certain post-Effective Date responsibilities under the Plan, including, but not limited to, distributing New GM Securities and resolving outstanding Disputed General

Unsecured Claims to determine the amount of Allowed General Unsecured Claims that will be eligible for distribution of their Pro Rata Share of New GM Securities under the Plan.  If the Residual Wind-Down Assets are transferred to the GUC Trust upon dissolution of MLC, then the GUC Trust shall administer the resolution of all Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims.  The GUC Trust has no objective to continue or engage in the conduct of a trade or business.

(c) GUC Trust Assets.  The GUC Trust shall consist of the GUC Trust Assets.  On the GUC Trust Transfer Date, the Debtors shall transfer all the GUC Trust Assets (other than (i) the New GM Securities, which shall be transferred to the GUC Trust pursuant to Section 5.2(a) hereof, and (ii) the Residual Wind-Down Assets, which shall be transferred to the GUC Trust in accordance with Section 6.10 hereof) to the GUC Trust free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided herein.

(d) Governance of GUC Trust.  The GUC Trust shall be governed by the GUC Trust Administrator and the GUC Trust Monitor.

(e) GUC Trust Administrator and GUC Trust Monitor.  Wilmington Trust Company shall be the GUC Trust Administrator.  The GUC Trust Administrator shall retain AP Services, LLC to manage the day-to-day operations of the GUC Trust.  FTI Consulting, Inc. shall be the GUC Trust Monitor.

(f) Role of GUC Trust Administrator.  In furtherance of and consistent with the purposes of the GUC Trust and the Plan, the GUC Trust Administrator shall (i) have the power and authority to hold, manage, sell, invest, and distribute to the holders of Allowed General Unsecured Claims the GUC Trust Assets, (ii) hold the GUC Trust Assets for the benefit of the holders of Allowed General Unsecured Claims, (iii) have the power and authority to hold, manage, sell, invest, and distribute the GUC Trust Assets obtained through the exercise of its power and authority, (iv) have the power and authority to prosecute and resolve (x) objections to Disputed General Unsecured Claims and (y) subject to obtaining any applicable consent from MLC or Post-Effective Date MLC, as the case may be, and any necessary approval of the Bankruptcy Court, any claims for equitable subordination and recharacterization in connection with such objections, (v) have the power and authority to perform such other functions as are provided in the Plan and the GUC Trust Agreement, (vi) have the power and authority to administer the closure of the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules, and (vii) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of MLC, then the GUC Trust Administrator shall have the authority to prosecute, resolve objections, and satisfy the Disputed Administrative Expenses, the Disputed Priority Tax Claims, the Disputed Priority Non-Tax Claims, and the Disputed Secured Claims.  The GUC Trust Administrator shall be responsible for all decisions and duties with respect to the GUC Trust and the GUC Trust Assets and shall file periodic public reports on the status of claims reconciliation and distributions.  In all circumstances, the GUC Trust

Administrator shall act in the best interests of all beneficiaries of the GUC Trust and in furtherance of the purpose of the GUC Trust, and in accordance with the GUC Trust Agreement and not in its own best interest as a creditor.  Upon the dissolution of MLC, (i) the Indenture Trustee/Fiscal and Paying Agent Reserve Cash shall be transferred to the GUC Trust and the GUC Trust Administrator shall distribute funds to the Indenture Trustees and the Fiscal and Paying Agents from the Indenture Trustee/Fiscal and Paying Agent Reserve Cash as required and (ii) the Residual Wind-Down Assets shall be transferred to the GUC Trust.

(g) Role of GUC Trust Monitor.  In furtherance of and consistent with the purpose of the GUC Trust and the Plan, the GUC Trust Monitor shall oversee the activities of the GUC Trust Administrator as set forth in the GUC Trust Agreement.  The GUC Trust Administrator shall report material matters to, and seek approval for material decisions from, the GUC Trust Monitor, as and to the extent set forth in the GUC Trust Agreement.  Without limiting the foregoing, the GUC Trust Administrator shall obtain the approval of the GUC Trust Monitor with respect to settlements of Disputed General Unsecured Claims above a certain threshold and present periodic reports to the GUC Trust Monitor on the GUC Trust distributions and budget.  In all circumstances, the GUC Trust Monitor shall act in the best interests of all beneficiaries of the GUC Trust, in furtherance of the purpose of the GUC Trust, and in accordance with the GUC Trust Agreement.

(h) Transferability of GUC Trust Interests.  Beneficial interests in the GUC Trust shall be transferable to the extent that the transferability thereof would not require the GUC Trust to register the beneficial interests under Section 12(g) of the Securities Exchange Act of 1934, as amended, and otherwise shall not be transferable except as provided in the GUC Trust Agreement.

(i) Cash.  The GUC Trust Administrator may invest Cash (including any earnings thereon or proceeds therefrom) as would be permitted by the GUC Trust Agreement or as otherwise permitted by an order of the Bankruptcy Court, which may include the Confirmation Order.

(j) Costs and Expenses of GUC Trust Administrator.  The costs and expenses of the GUC Trust, including the fees and expenses of the GUC Trust Administrator and its retained professionals, shall be paid out of the GUC Trust Administrative Fund, subject to the provisions of the Budget and the terms of the GUC Trust Agreement.

(k) Compensation of GUC Trust Administrator. The GUC Trust Administrator shall be entitled to reasonable compensation, subject to the provisions of the Budget and the terms of the GUC Trust Agreement, in an amount consistent with that of similar functionaries in similar types of bankruptcy cases.  Such compensation shall be payable from the GUC Trust Administrative Fund, subject to the terms of the GUC Trust Agreement.

(l) Distribution of GUC Trust Assets.  Subject to Section 5.2(a) hereof, the GUC Trust Administrator shall distribute quarterly (to the extent there are sufficient assets available for distribution in accordance with the GUC Trust Agreement), beginning on the first Business Day following the Effective Date, or as soon thereafter as is practicable, the appropriate amount of New GM Securities (and other distributions of Cash, if any) to holders of Allowed General Unsecured Claims and/or GUC Trust Units, as applicable.  The GUC Trust Administrator shall utilize in accordance with the GUC Trust Agreement Cash from the GUC Trust Administrative Fund (i) in amounts as reasonably necessary to meet contingent liabilities and otherwise address the expenses of the GUC Trust, (ii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the GUC Trust or in respect of the GUC Trust Assets), and (iii) to satisfy other liabilities incurred by the GUC Trust in accordance with the Plan or the GUC Trust Agreement.

(m) Retention of Professionals by GUC Trust Administrator and GUC Trust Monitor.  The GUC Trust Administrator and the GUC Trust Monitor may retain and reasonably compensate counsel and other professionals to assist in their duties as GUC Trust Administrator and GUC Trust Monitor on such terms as the GUC Trust Administrator and the GUC Trust Monitor deem appropriate without Bankruptcy Court approval, subject to notice to the U.S. Treasury, as a DIP Lender, and to the provisions of the GUC Trust Agreement.  The GUC Trust Administrator and the GUC Trust Monitor may retain any professional who represented parties in interest, including the Debtors or the Creditors’ Committee, in the Chapter 11 Cases.  All fees and expenses incurred in connection with the foregoing shall be payable from the GUC Trust Administrative Fund subject to the provisions of the Budget and the terms of the GUC Trust Agreement.

(n) U.S. Federal Income Tax Treatment of GUC Trust.

(i)  Tax Status of GUC Trust.  For all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the GUC Trust Administrator, and the holders of General Unsecured Claims) shall treat the GUC Trust as a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9.

(ii)  Delivery of Statement of Transfers.  Following the funding of the GUC Trust (and in no event later than February 15th of the calendar year following the funding of the GUC Trust), MLC shall provide a “§ 1.468B-9 Statement” to the GUC Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

(iii)    Tax Reporting.

(1)           The GUC Trust shall file (or cause to be filed) any other statements, returns, or disclosures relating to the GUC Trust that are required by any governmental unit.

(2)           The GUC Trust Administrator shall be responsible for payment, out of the GUC Trust Assets, of any taxes imposed on the GUC Trust or the GUC Trust Assets.

(3) The GUC Trust Administrator may request an expedited determination of taxes of the GUC Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the GUC Trust for all taxable periods through the dissolution of the GUC Trust.

(o) Dissolution. The GUC Trust Administrator and the GUC Trust shall be discharged or dissolved, as applicable, upon completion of their duties as set forth in the GUC Trust Agreement, including when (i) all Disputed General Unsecured Claims have been resolved, (ii) all GUC Trust Assets have been liquidated, (iii) all distributions required to be made by the GUC Trust Administrator under the Plan and the GUC Trust Agreement have been made, and (iv) if the Residual Wind-Down Assets are transferred to the GUC Trust upon dissolution of MLC, all Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims have been resolved, but in no event shall the GUC Trust be dissolved later than three (3) years from the Effective Date or such shorter or longer period authorized by the Bankruptcy Court in order to resolve all Disputed General Unsecured Claims.

(p) Indemnification of GUC Trust Administrator and GUC Trust Monitor.  The GUC Trust Administrator and the GUC Trust Monitor (and their agents and professionals) shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the GUC Trust Administrator, the GUC Trust Monitor, or the GUC Trust, except those acts found by Final Order to be arising out of its or their willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the GUC Trust Administrator, the GUC Trust Monitor,  or the GUC Trust, except for any actions or inactions found by Final Order to be involving willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts.  Any indemnification claim of the GUC Trust Administrator, the GUC Trust Monitor, and the other parties entitled to indemnification under this subsection shall be satisfied (i) first from the GUC Trust Administrative Fund, (ii) second from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and (iii) third from the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement), as provided in the GUC Trust Agreement.  The GUC Trust Administrator and the GUC Trust Monitor shall be entitled to rely, in good faith, on the advice of its retained professionals.

(q) Closing of Chapter 11 Cases.  When all Disputed Claims (other than Asbestos Personal Injury Claims and Property Environmental Claims) filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, all of the GUC Trust Assets and all Avoidance Action Trust Assets, if applicable, have been distributed in accordance with the Plan, and all Allowed Administrative Expenses (other than the DIP Credit Agreement Claims), Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims have been satisfied in accordance with the Plan, the GUC Trust Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.  If at any time the GUC Trust Administrator determines that the expense of administering the GUC Trust so as to make a final distribution to its beneficiaries is likely to exceed the value of the GUC Trust Assets remaining in the GUC Trust, the GUC Trust Administrator shall apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to close the Chapter 11 Cases, (ii) repay any Cash balance from the GUC Trust Administrative Fund to the DIP Lenders in accordance with Section 5.2(b) of the Plan, and (iii) unless the Chapter 11 Cases have been closed, close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.  Notice of such application shall be given electronically, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

6.3  The Asbestos Trust.

(a) Execution of Asbestos Trust Agreement.  On or before the Effective Date, the Asbestos Trust Agreement, in a form reasonably acceptable to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, shall be executed, and all other necessary steps shall be taken to establish the Asbestos Trust and the beneficial interests therein, which shall be for the benefit of the holders of Allowed Asbestos Personal Injury Claims.  In the event of any conflict between the terms of this Section 6.3 and the terms of the Asbestos Trust Agreement, the terms of the Asbestos Trust Agreement shall govern.

(b) Purpose of Asbestos Trust. The Asbestos Trust shall be established to, among other things, (i) direct the processing, liquidation, and payment of all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos Trust for use in paying and satisfying Asbestos Personal Injury Claims.

(c) Assumption of Certain Liabilities by Asbestos Trust.  In consideration of the Asbestos Trust Assets transferred to the Asbestos Trust under the Plan and in furtherance of the purposes of the Asbestos Trust and the Plan, the Asbestos Trust shall assume all liability and responsibility for all Asbestos Personal Injury Claims and the Debtors shall have no further financial or other responsibility or liability therefor.

(d) Asbestos Trust Assets.  The Asbestos Trust shall consist of the Asbestos Trust Assets.  On the Asbestos Trust Transfer Date, the Debtors shall transfer all the Asbestos Trust Assets to the Asbestos Trust free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided herein.  Neither the Debtors nor the DIP Lenders shall have any obligation to provide any further funding to or on behalf of the Asbestos Trust.

(e) Governance of Asbestos Trust.  The Asbestos Trust shall be governed by the Asbestos Trust Administrator.

(f) The Asbestos Trust Administrator.  The Asbestos Trust Administrator shall be designated on or before the Effective Date by the Debtors, with the consent of the Asbestos Claimants’ Committee and the Future Claimants’ Representative, and such designation shall be confirmed by the Bankruptcy Court.

(g) Role of Asbestos Trust Administrator.  In furtherance of and consistent with the purposes of the Asbestos Trust and the Plan, the Asbestos Trust Administrator shall (i) have the power and authority to hold, manage, sell, invest, and distribute the Asbestos Trust Assets to the holders of Asbestos Personal Injury Claims, (ii) hold the Asbestos Trust Assets for the benefit of the holders of Asbestos Personal Injury Claims, (iii) have the power and authority to hold, manage, sell, and distribute the Asbestos Trust Assets obtained through the exercise of its power and authority, (iv) have the power and authority to prosecute and resolve objections to Asbestos Personal Injury Claims, and (v) have the power and authority to perform such other functions as are provided in the Plan and the Asbestos Trust Agreement.  The Asbestos Trust Administrator shall be responsible for all decisions and duties with respect to the Asbestos Trust and the Asbestos Trust Assets.  In all circumstances, the Asbestos Trust Administrator shall act in the best interests of all beneficiaries of the Asbestos Trust and in furtherance of the purpose of the Asbestos Trust.

(h) Nontransferability of Asbestos Trust Interests.  The beneficial interests in the Asbestos Trust shall not be certificated and are not transferable (except as otherwise provided in the Asbestos Trust Agreement).

(i) Cash.  The Asbestos Trust Administrator may invest Cash (including any earnings thereon or proceeds therefrom).

(j) Costs and Expenses of Asbestos Trust.  The costs and expenses of the Asbestos Trust, including the fees and expenses of the Asbestos Trust Administrator and its retained professionals, shall, subject to the terms of the Asbestos Trust Agreement, be paid first out of the $2 million in Cash in the Asbestos Trust Assets and then out of the other Asbestos Trust Assets.

(k) Resolution of Asbestos Personal Injury Claims. With respect to any Asbestos Personal Injury Claim that is resolved by the Asbestos Trust in accordance with the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures, such resolution shall establish the amount of legal liability against the Asbestos Trust in the amount of the liquidated value of such Asbestos Personal Injury Claim, as determined in accordance with the Asbestos Trust Distribution Procedures.

(l) Distribution of Asbestos Trust Assets.  In accordance with the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures, the Asbestos Trust shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner.

(m) Retention of Professionals by Asbestos Trust Administrator. The Asbestos Trust Administrator may retain and reasonably compensate counsel and other professionals to assist in its or their duties as Asbestos Trust Administrator on such terms as the Asbestos Trust Administrator deem appropriate without Bankruptcy Court approval, but subject to the provisions of the Budget and the terms of the Asbestos Trust Agreement.  The Asbestos Trust Administrator may retain any professional who represented parties in interest in the Chapter 11 Cases.

(n) U.S. Federal Income Tax Treatment of Asbestos Trust.

(i)  Tax Status of Asbestos Trust.  For all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the Asbestos Trust Administrator, and the holders of Asbestos Personal Injury Claims) shall treat the Asbestos Trust as a “qualified settlement fund” within the meaning of Treasury Regulation section 1.468B-1.

(ii)  Delivery of Statement of Transfers.  Following the funding of the Asbestos Trust (and in no event later than February 15th of the calendar year following the funding of the Asbestos Trust), MLC shall provide a “§ 1.468B-3 Statement” to the Asbestos Trust Administrator in accordance with Treasury Regulation section 1.468B-3(e)

(iii)    Other Statements.  The Asbestos Trust shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Asbestos Trust that are required by any governmental unit.

(iv)    Tax Payments.  The Asbestos Trust Administrator shall be responsible for payment, out of the Asbestos Trust Assets, of any taxes imposed on the Asbestos Trust or the Asbestos Trust Assets.

(v)    Expedited Determination.  The Asbestos Trust Administrator may request an expedited determination of taxes of the Asbestos Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Asbestos Trust for all taxable periods through the dissolution of the Asbestos Trust.

(o) Dissolution. The Asbestos Trust Administrator and the Asbestos Trust shall be discharged or dissolved, as applicable, at such time as (i) all Asbestos Personal Injury Claims have been resolved, (ii) all Asbestos Trust Assets have been liquidated, and (iii) all distributions required to be made by the Asbestos Trust Administrator under the Plan and the Asbestos Trust Agreement have been made.

(p) Indemnification of Asbestos Trust Administrator.  The Asbestos Trust Administrator and its or their agents and professionals shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Asbestos Trust Administrator or the Asbestos Trust, except those acts arising out of its or their own willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its or their capacity as, or on behalf of, the Asbestos Trust Administrator or the Asbestos Trust, except for any actions or inactions involving willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts.  Any indemnification claim of the Asbestos Trust Administrator (and the other parties entitled to indemnification under this subsection (p)) shall be satisfied first from the $2 million in Cash in the Asbestos Trust Assets and then from the Asbestos Trust Assets.  The Asbestos Trust Administrator shall be entitled to rely, in good faith, on the advice of its retained professionals.

6.4  The Environmental Response Trust.

(a) Environmental Response Trust Agreement and Environmental Response Trust Consent Decree and Settlement Agreement.  On the Effective Date, the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement shall become effective and the Environmental Response Trust shall be established and funded.  Entry of the Confirmation Order shall constitute approval of the Environmental Response Trust Consent Decree and Settlement Agreement pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019.  The establishment and funding of the Environmental Response Trust and the transfer of Environmental Response Trust Assets to the Environmental Response Trust shall be in full settlement and satisfaction of all present and future civil environmental liabilities or obligations of the Debtors to the Governmental Authorities, other than the claims and rights reserved in Paragraphs 100-104 of the Environmental Response Trust Consent Decree and Settlement Agreement (as to which the United States reserves any right of setoff that may exist or arise), with respect to any of the Environmental Response Trust Properties listed on Attachment A to the Environmental Response Trust Consent Decree and Settlement Agreement, whether prepetition or postpetition, in accordance with this Section 6.4 and the Environmental Response Trust Consent Decree and Settlement Agreement; provided, however, that nothing in this sentence shall preclude additional payments to the Environmental Response Trust in the event that any of the Priority Order Sites Consent Decrees and Settlement Agreements are not approved as provided in the Priority Order Sites Consent Decrees and Settlement Agreements.  In the event of any conflict between the terms of the Plan and the terms of the Environmental

Response Trust Consent Decree and Settlement Agreement, the terms of the Environmental Response Trust Consent Decree and Settlement Agreement shall govern.

(b) Purpose of Environmental Response Trust. The purpose of the Environmental Response Trust shall be to conduct, manage, and/or fund Environmental Actions with respect to certain of the Environmental Response Trust Properties, including the migration of hazardous substances emanating from certain of the Environmental Response Trust Properties, in accordance with the provisions of the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement; to reimburse the lead agency for Environmental Actions it conducts or has agreed to pay for with respect to the Environmental Response Trust Properties; to own certain of the Environmental Response Trust Properties, carry out administrative and property management functions related to the Environmental Response Trust Properties, and pay associated administrative costs; and to try to sell or transfer the Environmental Response Trust Properties owned by the Environmental Response Trust with the objective that the Environmental Response Trust Properties be put to productive or beneficial use.  After the establishment and funding of, and the conveyance of the Environmental Response Trust Properties owned by the Debtors to, the Environmental Response Trust as provided in the Environmental Response Trust Consent Decree and Settlement Agreement, the Debtors shall have no further liability, role, or residual interest with respect to the Environmental Response Trust or the Environmental Response Trust Properties.

(c) Environmental Response Trust Assets.  The Environmental Response Trust shall consist of the Environmental Response Trust Assets, as described in the Environmental Response Trust Consent Decree and Settlement Agreement.  On the Effective Date, the Debtors shall transfer all the Environmental Response Trust Assets to the Environmental Response Trust, as provided in and subject to the provisions of the Environmental Response Trust Consent Decree and Settlement Agreement.  Such transfer shall include the transfer of Environmental Response Trust Cash in the amount of $641,434,945, less any deductions made pursuant to Paragraph 36 of the Environmental Response Trust Consent Decree and Settlement Agreement, which represents the aggregate amounts approved by the Bankruptcy Court to pay the costs that will be incurred by the Environmental Response Trust with respect to Environmental Actions and the costs of administering the Environmental Response Trust.  In settlement and full satisfaction of the Property Environmental Claims relating to the Environmental Response Trust Properties, on or before the Effective Date, the Environmental Response Trust Administrative Trustee shall create, and the Debtors shall make payments to, accounts held by or within the Environmental Response Trust as specified and in the amounts provided in the Environmental Response Trust Consent Decree and Settlement Agreement, and the Debtors shall make the payments required under the Priority Order Sites Consent Decrees and Settlement Agreements.  The Environmental Response Trust Administrative Trustee shall deposit, maintain, and use the funding in accordance with the terms of the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement for the purposes described therein.  Any Environmental Response Trust Property may be sold or transferred by the Environmental Response Trust Administrative Trustee in the circumstances and in light of the considerations described in the Environmental Response Trust Consent Decree and Settlement Agreement.

(d) Governance of Environmental Response Trust.  The Environmental Response Trust shall be governed by the Environmental Response Trust Administrative Trustee according to the terms set forth in the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.

(e) Role of Environmental Response Trust Administrative Trustee.  The Environmental Response Trust Administrative Trustee shall be responsible for implementing the purpose of the Environmental Response Trust, including overseeing the development of budgets, retaining and overseeing professionals to conduct Environmental Actions, entering into and overseeing the implementation of all contracts binding the Environmental Response Trust, executing agreements, preparing and filing all required plans and reports with the applicable Governmental Authorities, handling accounting and legal matters for the Environmental Response Trust, establishing funding objectives, monitoring the performance of the staff, and other administrative tasks, and shall carry out and implement the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.  The Environmental Response Trust Administrative Trustee shall not be authorized to engage in any trade or business with respect to the Environmental Response Trust Assets.

(f) Nontransferability of Environmental Response Trust Interests.  The beneficial interests in and powers under the Environmental Response Trust shall not be certificated and are not transferable (except as otherwise provided in the Environmental Response Trust Agreement or the Environmental Response Trust Consent Decree and Settlement Agreement).

(g) Cash.  The Environmental Response Trust Administrative Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as would be permitted by (i) section 345 of the Bankruptcy Code were the Environmental Response Trust a debtor under the Bankruptcy Code and (ii) the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.

(h) Indemnification of Environmental Response Trust Administrative Trustee.  The potential liability of each Environmental Response Trust Party shall be limited as set forth in the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.  Each Environmental Response Trust Party shall be indemnified and protected from litigation-related expenses as set forth in the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement.

(i) U.S. Federal Income Tax Treatment of Environmental Response Trust.

(i)  Tax Status of Environmental Response Trust.  Except as provided in the following sentence, for all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the Environmental Response Trust Administrative Trustee, the DIP Lenders, and the holders of Property Environmental Claims relating to the Environmental Response Trust Properties) shall treat the Environmental Response Trust as a “qualified settlement fund” within the meaning of Treasury Regulation section 1.468B-1.  This provision shall not be binding on the Internal Revenue Service as to the application of Treasury Regulation section 1.468B-1 or any other tax issue with respect to the Environmental Response Trust.

(ii)  Delivery of Statement of Transfers.  Following the funding of the Environmental Response Trust (and in no event later than February 15th of the calendar year following the funding of the Environmental Response Trust), MLC shall provide a “§ 1.468B-3 Statement” to the Environmental Response Trust Administrative Trustee in accordance with Treasury Regulation section 1.468B-3(e).

(iii)   Other Statements.  The Environmental Response Trust shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Environmental Response Trust that are required by any governmental unit.

(iv)   Tax Payments.  The Environmental Response Trust Administrative Trustee shall be responsible for payment, out of the Environmental Response Trust Assets, of any taxes imposed on the Environmental Response Trust or the Environmental Response Trust Assets.

(v)    Expedited Determination.  The Environmental Response Trust Administrative Trustee may request an expedited determination of taxes of the Environmental Response Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Environmental Response Trust for all taxable periods through the dissolution of the Environmental Response Trust.

6.5  The Avoidance Action Trust.

(a) Execution of Avoidance Action Trust Agreement.  On or before the Effective Date, the Avoidance Action Trust Agreement, in a form acceptable to the Debtors, the U.S. Treasury, the Creditors’ Committee, and the Avoidance Action Trust Administrator, shall be executed, and all other necessary steps shall be taken to establish the Avoidance Action Trust and the beneficial interests therein, which shall be for the benefit of the beneficiaries of the Avoidance Action Trust; provided, however, that the Avoidance Action Trust Assets shall not be transferred to the Avoidance Action Trust until the Avoidance Action Trust Transfer Date.  In the event of any conflict between the terms of this Section 6.5 and the terms of the Avoidance Action Trust Agreement, the terms of the Avoidance Action Trust Agreement shall govern.  The Avoidance Action Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties, and authorities do not adversely affect the status of the Avoidance Action Trust (or any applicable portion thereof) as a liquidating trust for federal income tax purposes, subject only to the federal income tax treatment of the Avoidance Action Trust Claims Reserve.

(b) Purpose of Avoidance Action Trust. The Avoidance Action Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c) Avoidance Action Trust Assets.  The Avoidance Action Trust shall consist of the Avoidance Action Trust Assets.  On the Avoidance Action Trust Transfer Date (except with respect to the remaining assets of MLC upon its dissolution, which shall be transferred to the Avoidance Action Trust, if accepted by the Avoidance Action Trust in the sole discretion of the Avoidance Action Trust Administrator as set forth in, and in accordance with, Section 6.10 hereof), the Debtors shall transfer the Avoidance Action Trust Assets to the Avoidance Action Trust.  Upon delivery of the Avoidance Action Trust Assets to the Avoidance Action Trust, the Debtors and their successors and assigns shall be released from all liability with respect to the delivery of such assets.

(d) Governance of Avoidance Action Trust. The Avoidance Action Trust shall be governed by the Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor.

(e) Avoidance Action Trust Administrator and Avoidance Action Trust Monitor.  Wilmington Trust Company shall be the Avoidance Action Trust Administrator, and FTI Consulting, Inc. shall be the Avoidance Action Trust Monitor.

(f) Role of Avoidance Action Trust Administrator.  In furtherance of and consistent with the purpose of the Avoidance Action Trust and the Plan, the Avoidance Action Trust Administrator shall (i) have the power and authority to hold and manage the Avoidance Action Trust Assets, (ii) hold the Avoidance Action Trust Assets for the benefit of the beneficiaries of the Avoidance Action Trust, (iii) have the power and authority to prosecute and resolve (in consultation with the U.S. Treasury so long as the holders of the DIP Credit Agreement Claims continue to be a Term Loan Avoidance Action Beneficiary), in the name of the Debtors and/or the names of the Avoidance Action Trust Administrator, the Term Loan Avoidance Action, (iv) have the power and authority to invest and distribute to the Term Loan Avoidance Action Beneficiaries any proceeds of the Term Loan Avoidance Action, (v) have the power to sell, transfer, prosecute, resolve, or otherwise realize upon all other Avoidance Action Trust Assets, (vi) have the power and authority to invest and distribute to the holders of the DIP Credit Agreement Claims any proceeds of any remaining assets of MLC that are transferred to the Avoidance Action Trust in accordance with Section 6.10 hereof, and (vii) have the power and authority to perform such other functions as are provided in the Plan and the Avoidance Action Trust Agreement.  The Avoidance Action Trust Administrator shall be responsible for all decisions and duties with respect to the Avoidance Action Trust and the Avoidance Action Trust Assets.  In all circumstances, the Avoidance Action Trust Administrator shall act in the best interests of the beneficiaries of the Avoidance Action Trust and in furtherance of the purpose of the Avoidance Action Trust.  Prior to the Avoidance Action Trust Transfer Date, the Term Loan Avoidance Action shall be prosecuted, resolved, and administered by the Creditors’ Committee.  All expenses incurred in connection with the prosecution of the Term Loan Avoidance Action (whether prior to or after the Avoidance Action Trust Transfer Date) shall be funded by the Avoidance Action Trust Administrative Cash, subject to the provisions of the Budget and the terms of the Avoidance Action Trust Agreement.

(g) Role of Avoidance Action Trust Monitor.  In furtherance of and consistent with the purpose of the Avoidance Action Trust and the Plan, the Avoidance Action Trust Monitor shall oversee the activities of the Avoidance Action Trust Administrator as set forth in the Avoidance Action Trust Agreement.  The Avoidance Action Trust Administrator shall report material matters to, and seek approval for material decisions from, the Avoidance Action Trust Monitor, as and to the extent set forth in the Avoidance Action Trust Agreement.  Without limiting the foregoing, the Avoidance Action Trust Administrator shall obtain the approval of the Avoidance Action Trust Monitor with respect to settlements of the Avoidance Action Trust Assets and present periodic reports to the Avoidance Action Trust Monitor on the Avoidance Action Trust distributions and budget.  In all circumstances, the Avoidance Action Trust Monitor shall act in the best interests of the beneficiaries of the Avoidance Action Trust, in furtherance of the purpose of the Avoidance Action Trust, and in accordance with the Avoidance Action Trust Agreement.

(h) Nontransferability of Avoidance Action Trust Interests.  The beneficial interests in the Avoidance Action Trust shall not be certificated and shall not be transferable (except as otherwise provided in the Avoidance Action Trust Agreement).

(i) Cash.  The Avoidance Action Trust Administrator may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by the Avoidance Action Trust Agreement or as otherwise permitted by an order of the Bankruptcy Court, which may include the Confirmation Order; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

(j) Distribution of Avoidance Action Trust Assets.  The Avoidance Action Trust shall distribute at least annually and in accordance with the Avoidance Action Trust Agreement any amount of Cash proceeds from the Term Loan Avoidance Action to the Term Loan Avoidance Action Beneficiaries and any amount of Cash proceeds from the remaining assets of MLC transferred to the Avoidance Action Trust, in accordance with the terms of Section 6.10 hereof, to the holders of the DIP Credit

Agreement Claims (treating as Cash for purposes of this Section 6.5(j) any permitted investments under Section 6.5(i) hereof) except such amounts, if any, (i) as would be distributable to (x) a holder of a Disputed General Unsecured Claim if such Disputed General Unsecured Claim had been Allowed prior to the time of such distribution (but only until such Claim is resolved), (y) the Asbestos Trust Claim if such Claim had been Allowed in the amount set forth in the Confirmation Order prior to the time of such distribution (but only until the Asbestos Trust Claim is determined, as set forth in Section 1.15 hereof), and (z) the “Maximum Amount” (as defined in the GUC Trust Agreement) of the potential General Unsecured Claims arising from any successful recovery of proceeds from the Term Loan Avoidance Action or other Avoidance Actions, (ii) as are reasonably necessary to meet contingent liabilities and maintain the value of the Avoidance Action Trust Assets during liquidation, (iii) necessary to pay reasonable incurred and anticipated expenses (including, but not limited to, any taxes imposed on the Avoidance Action Trust or in respect of the Avoidance Action Trust Assets), and (iv) necessary to satisfy other liabilities incurred and anticipated by the Avoidance Action Trust in accordance with the Plan or the Avoidance Action Trust Agreement.

(k) Costs and Expenses of Avoidance Action Trust.  The costs and expenses of the Avoidance Action Trust, including the fees and expenses of the Avoidance Action Trust Administrator and its retained professionals, shall be paid out of the Avoidance Action Trust Assets, subject to the provisions of the Budget and the terms of the Avoidance Action Trust Agreement.  Fees and expenses incurred in connection with the prosecution and settlement of the Term Loan Avoidance Action shall be considered costs and expenses of the Avoidance Action Trust, subject to the provisions of the Budget and the terms of the Avoidance Action Trust Agreement.

(l) Compensation of Avoidance Action Trust Administrator.  The Entities serving as or comprising the Avoidance Action Trust Administrator shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles, subject to the provisions of the Budget and the terms of the Avoidance Action Trust Agreement.

(m) Retention of Professionals by Avoidance Action Trust Administrator and Avoidance Action Trust Monitor.  The Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor may retain and compensate attorneys and other professionals to assist in their duties as Avoidance Action Trust Administrator and Avoidance Action Trust Monitor on such terms as the Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor deem appropriate without Bankruptcy Court approval, subject to the provisions of the Budget and the terms of the Avoidance Action Trust Agreement.  Without limiting the foregoing, the Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor may retain any professional that represented parties in interest in the Chapter 11 Cases.

(n) U.S. Federal Income Tax Treatment of Avoidance Action Trust.

(i)  Treatment of Avoidance Action Trust Assets.  For all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the Avoidance Action Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) shall treat the transfer of the Avoidance Action Trust Assets to the Avoidance Action Trust in a manner consistent with the remainder of this Section 6.5(n)(i).

(1)           If no remaining assets of MLC are transferred to the Avoidance Action Trust upon the dissolution of MLC, and the Term Loan Avoidance Action Beneficiaries have not been identified on or prior to the Avoidance Action Trust Transfer Date either by (x) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (y) Final Order, then the Avoidance Action Trust Administrator shall treat the Avoidance Action Trust for U.S. federal income tax purposes as either (A) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (including, if required, timely so electing) or (B) if permitted under applicable law and at the option of the Avoidance Action Trust Administrator, a “complex trust.”

(2)           If any remaining assets of MLC are transferred to the Avoidance Action Trust upon the dissolution of MLC or the Term Loan Avoidance Action Beneficiaries have been identified on or prior to the Avoidance Action Trust Transfer Date, or otherwise upon identification of the Term Loan Avoidance Action Beneficiaries after the Avoidance Action Trust Transfer Date, the Avoidance Action Trust Assets shall be treated as being transferred (A) directly to the beneficiaries of the Avoidance Action Trust (provided, however, that to the extent Avoidance Action Trust Assets are allocable to Disputed Claims or otherwise definitionally comprise part of the Avoidance Action Trust Claims Reserve, such Avoidance Action Trust Assets shall be treated as being transferred to the Avoidance Action Trust Claims Reserve), followed by (B) the transfer by such beneficiaries of the Avoidance Action Trust of the Avoidance Action Trust Assets (other than the Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) in exchange for beneficial interests in the Avoidance Action Trust.  Accordingly, beneficiaries of the Avoidance Action Trust receiving beneficial interests in the Avoidance Action Trust shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of the Avoidance Action Trust Assets (other than any Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve).  Any determination made pursuant to this Section 6.5(n)(i) shall be conclusive and binding on all parties (including the Debtors, the Avoidance Action Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.

Accordingly, to the extent permitted by applicable law, all parties shall report consistently with the federal income tax treatment of the Avoidance Action Trust by the Avoidance Action Trust Administrator for state and local income tax purposes.  For the avoidance of doubt, the Avoidance Action Trust Administrator shall, to the fullest extent permitted by law, be indemnified from all liability for any and all consequences resulting from its determination under this Section 6.5(n)(i).

(ii)  Tax Reporting.

(1)           If the Avoidance Action Trust Administrator elects to treat the Avoidance Action Trust in its entirety or, if otherwise applicable, the Avoidance Action Trust Claims Reserve as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9, then following the Avoidance Action Trust Transfer Date (but in no event later than February 15th of the calendar year following the funding of the Avoidance Action Trust), MLC shall provide a “§ 1.468B-9 Statement” to the Avoidance Action Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

(2)           From and after the date on which Section 6.5(n)(i)(2) hereof applies, the Avoidance Action Trust Administrator shall file returns for the Avoidance Action Trust treating the Avoidance Action Trust (except the Avoidance Action Trust Claims Reserve) as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the applicable provisions of this Section 6.5(n).  The Avoidance Action Trust Administrator also shall annually send to each beneficiary of the Avoidance Action Trust a separate statement setting forth such beneficiary’s share of items of income, gain, loss, deduction, or credit of the Avoidance Action Trust and shall instruct all such beneficiaries to report such items on their respective U.S. federal income tax returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their U.S. federal income tax returns.  The Avoidance Action Trust Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Avoidance Action Trust that are required by any governmental unit.

(A)           Allocations of the Avoidance Action Trust’s taxable income among the beneficiaries of the Avoidance Action Trust shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Avoidance Action Trust had distributed all of its other assets (valued at their tax book value and other than assets attributable to the Avoidance Action Trust Claims Reserve) to the beneficiaries of the Avoidance Action Trust, in each case up to the tax book value of the assets treated as contributed by such beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Avoidance Action Trust.  Similarly, taxable loss of the Avoidance Action Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Avoidance Action Trust Assets.  The tax book value of the Avoidance Action Trust Assets for this purpose shall equal their fair market value on the date on which Section 6.5(n)(i)(2) hereof applies, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury regulations, and other applicable administrative and judicial authorities and pronouncements.

(B)           If the Avoidance Action Trust previously was treated for U.S. federal income tax purposes as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9 or a complex trust pursuant to Section 6.5(n)(i) hereof, the Avoidance Action Trust Administrator shall continue to treat the Avoidance Action Trust Claims Reserve in the same manner.  If Section 6.5(n)(i)(2) hereof is applicable as of the Avoidance Action Trust Transfer Date, the Avoidance Action Trust Administrator shall (x) treat the Avoidance Action Trust Claims Reserve for U.S. federal income tax purposes as either (i) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 by timely so electing or (ii) a “complex trust” and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  Any determination made pursuant to this Section 6.5(n)(ii)(2)(B) shall be conclusive and binding on all parties (including the Debtors, the Avoidance Action Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.  For the avoidance of doubt, the Avoidance Action Trust Administrator shall, to the fullest extent permitted by law, be indemnified from all liability for any and all consequences resulting from its determination under this Section 6.5(n)(ii)(2)(B).

(C)           As soon as practicable after the Avoidance Action Trust Transfer Date, and, if applicable, at any later date on which Section 6.5(n)(i)(2) hereof applies, the Avoidance Action Trust Administrator shall make a good-faith valuation of the Avoidance Action Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including, without limitation, the Debtors, the Avoidance Action Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for all U.S. federal and applicable state and local income tax purposes.

(3)           The Avoidance Action Trust Administrator shall be responsible for payment, out of the Avoidance Action Trust Assets, of any taxes imposed on the Avoidance Action Trust or the Avoidance Action Trust Assets, including the Avoidance Action Trust Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Avoidance Action Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts otherwise distributable by the Avoidance Action Trust Administrator as a result of the resolution of such Disputed Claims.

(4)           The Avoidance Action Trust Administrator may request an expedited determination of taxes of the Avoidance Action Trust, including the Avoidance Action Trust Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Avoidance Action Trust for all taxable periods through the dissolution of the Avoidance Action Trust.

(o) Dissolution. The Avoidance Action Trust Administrator and the Avoidance Action Trust shall be discharged or dissolved, as applicable, at such time as (i) all of the Avoidance Action Trust Assets have been distributed pursuant to the Plan and the Avoidance Action Trust Agreement, (ii) the Avoidance Action Trust Administrator determines, in its sole discretion, that the administration of the Avoidance Action Trust Assets is not likely to yield sufficient additional Avoidance Action Trust Assets to justify further pursuit, and (iii) all distributions required to be made by the Avoidance Action Trust Administrator under the Plan and the Avoidance Action Trust Agreement have been made, but in no event shall the Avoidance Action Trust be dissolved later than three (3) years from the Avoidance Action Trust Transfer Date (or such earlier date as provided in the Avoidance Action Trust Agreement) unless the Bankruptcy Court, upon motion within the six (6) month period prior to the third (3rd) anniversary (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Avoidance Action Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Avoidance Action Trust Assets.  If at any time the Avoidance Action

Trust Administrator determines, in reliance upon such professionals as the Avoidance Action Trust Administrator may retain, that the expense of administering the Avoidance Action Trust so as to make a final distribution to the beneficiaries of the Avoidance Action Trust is likely to exceed the value of the Avoidance Action Trust Assets remaining in the Avoidance Action Trust, the Avoidance Action Trust Administrator may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the Avoidance Action Trust, (ii) transfer the balance to the DIP Lenders and/or the GUC Trust as determined either by (A) mutual agreement between the U.S. Treasury and the Creditors’ Committee or (B) Final Order, or donate any balance to a charitable organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Avoidance Action Trust, and any insider of the Avoidance Action Trust Administrator, and (iii) dissolve the Avoidance Action Trust.

(p) Indemnification of Avoidance Action Trust Administrator and Avoidance Action Trust Monitor.  The Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor (and their agents and professionals) shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor, or the Avoidance Action Trust, except those acts found by Final Order to be arising out of its or their own willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and each shall be entitled to indemnification and reimbursement for reasonable fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor, or the Avoidance Action Trust, except for any actions or inactions found by Final Order to be involving willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the GUC Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts.  Any indemnification claim of the Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor (and the other parties entitled to indemnification under this subsection) shall be satisfied (i) first from the Avoidance Action Trust Administrative Cash, (ii) second from the Trust Distributable Assets (as defined in the Avoidance Action Trust Agreement), (iii) third from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and (iv) fourth from the GUC Trust Distributable Assts (as defined in the GUC Trust Agreement), or as otherwise provided in the Avoidance Action Trust Agreement.  The Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor shall be entitled to rely, in good faith, on the advice of their retained professionals.

6.6  Securities Law Matters. In reliance upon section 1145(a) of the Bankruptcy Code, the offer, issuance, or distribution of the New GM Securities by MLC to the GUC Trust and the Asbestos Trust in accordance with the Plan, is exempt from the provisions of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by reason of section 1145(a) of the Bankruptcy Code.  The offering, issuance, or distribution of the New GM Securities by the GUC Trust in accordance with the Plan and, if applicable, by the Asbestos Trust to the holders of beneficial interests in the Asbestos Trust, in each case as a successor to the Debtors under the Plan, is exempt from the provisions of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by reason of section 1145(a) of the Bankruptcy Code.  The offering, issuance, or distribution of units or other beneficial interests in the GUC Trust, the Asbestos Trust, the Environmental Response Trust, and the Avoidance Action Trust, each as a successor to the Debtors under the Plan, in accordance with the Plan is exempt from the provisions of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by reason of section 1145(a) of the Bankruptcy Code.  The units or other beneficial interests in the GUC Trust shall be transferable to the extent that the transferability thereof would not require the GUC Trust to register the beneficial interests under Section 12(g) of the Securities Exchange Act of 1934, as amended, and otherwise shall not be transferable except as provided in the GUC Trust Agreement.  Any sale of New GM Securities by the GUC Trust Administrator in accordance with the provisions of the GUC Trust Agreement shall be made in compliance with an applicable exemption from the registration requirements of the Securities Act and any equivalent securities law provisions under state law, other than section 1145(a) of the Bankruptcy Code, which is not available for such sale.  The sale of any New GM Securities by MLC pursuant to Section 2.3 of the GUC Trust Agreement shall be made in compliance with an applicable exemption from the registration requirements of the Securities Act and any equivalent securities law provisions under state law, other than section 1145(a) of the Bankruptcy Code, which is not available for such sale.

6.7  Cancellation of Existing Securities and Agreements.  Except for purposes of evidencing a right to distributions under the Plan or otherwise provided hereunder or as set forth in Sections 2.4 and 10.1 hereof, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all Indentures and Fiscal and Paying Agency Agreements (but not the Nova Scotia Fiscal and Paying Agency Agreement except with respect to any claims or rights against the Debtors or their successors) and bonds, debentures, and notes issued thereunder evidencing such Claims, all Note Claims, all Eurobond Claims, all Nova Scotia Guarantee Claims, and any options or warrants to purchase Equity Interests, or obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled and discharged; provided, however, that the Indentures and Fiscal and Paying Agency Agreements shall continue in effect solely for the purposes of (i) allowing the Indenture Trustees and the Fiscal and Paying Agents to make any distributions on account of Allowed General Unsecured Claims in Class 3 pursuant to the Plan and perform such other necessary administrative functions with respect thereto, (ii) allowing the Indenture Trustees who are members of the Creditors’

Committee to continue their role as members of the Creditors’ Committee, as contemplated by Section 12.1 hereof, (iii) permitting the Indenture Trustees and the Fiscal and Paying Agents to receive payment from the Indenture Trustee/Fiscal and Paying Agent Reserve Cash, and (iv) permitting the Indenture Trustees and the Fiscal and Paying Agents to maintain any rights or liens they may have for fees, costs, expenses, and indemnities under the Indentures and the Fiscal and Paying Agency Agreements, against or recoverable from distributions made under the Plan to the Registered Holders and/or beneficial owners of debt securities with respect to the Note Claims and the Eurobond Claims.  Notwithstanding the foregoing or Section 5.10 hereof, nothing contained herein shall affect any rights that a holder of a Note Claim or an Indenture Trustee may have against Delphi Corporation and/or any of its affiliates or successors with respect to that certain Assumption and Assignment Agreement – Industrial Revenue Bonds, dated as of January 1, 1999, between Delphi Automotive Systems LLC and General Motors Corporation and/or any related agreements or documents.  For the avoidance of doubt, nothing contained herein shall affect the rights of the holders of the Nova Scotia Guarantee Claims to assert direct claims, if any, against General Motors Nova Scotia Finance Company.

6.8  Equity Interests in MLC Subsidiaries Held by the Debtors.  On the Effective Date, at the option of the Debtors, each respective Equity Interest in a direct or indirect subsidiary of MLC shall be unaffected by the Plan, in which case the Debtor holding such Equity Interests shall continue to hold such Equity Interests and shall cause any such subsidiaries to be dissolved prior to December 15, 2011.  An amount equal to any net proceeds realized from such dissolutions shall be distributed to the DIP Lenders on account of amounts outstanding.

6.9  Administration of Taxes.  Subject to the MSPA and the GUC Trust Agreement, MLC shall be responsible for all tax matters of the Debtors until a certificate of cancellation or dissolution for MLC shall have been filed in accordance with Section 6.10 hereof.

6.10   Dissolution of the Debtors.  Within thirty (30) days after its completion of the acts required by the Plan, or as soon thereafter as is practicable, but no later than December 15, 2011, each Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each Debtor; provided, however, that each Debtor shall file with the office of the Secretary of State or other appropriate office for the state of its organization a certificate of cancellation or dissolution; and provided, further, that upon the filing of such certificate of cancellation or dissolution, each such Debtor immediately shall cease to be, and not continue as, a body corporate for any purpose whatsoever.  Upon the dissolution of MLC (and therefore no later than December 15, 2011), (i) the Residual Wind-Down Assets shall be transferred to the GUC Trust, (ii) the Indenture Trustee/Fiscal and Paying Agent Reserve Cash shall be transferred to the GUC Trust, and (iii) all remaining assets of MLC shall be transferred to the Avoidance Action Trust at the sole discretion of the Avoidance Action Trust Administrator and shall constitute Avoidance Action Trust Assets, and any remaining assets not transferred to the Avoidance Action Trust shall be deemed abandoned by the Debtors for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors.

6.11   Determination of Tax Filings and Taxes.

(a) Following the filing of a certificate of cancellation or dissolution for MLC, subject to Section 6.16(a) of the MSPA and the GUC Trust Agreement, the GUC Trust Administrator shall prepare and file (or cause to be prepared and filed) on behalf of the Debtors, all tax returns, reports, certificates, forms, or similar statements or documents (collectively, “Tax Returns”) required to be filed or that the GUC Trust Administrator otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds, for all taxable periods ending on, prior to, or after the Effective Date.

(b) Each of the Debtors and the GUC Trust Administrator shall cooperate fully with each other regarding the implementation of this Section 6.11 (including the execution of appropriate powers of attorney) and shall make available to the other as reasonably requested all information, records, and documents relating to taxes governed by this Section 6.11 until the expiration of the applicable statute of limitations or extension thereof or at the conclusion of all audits, appeals, or litigation with respect to such taxes.  Without limiting the generality of the foregoing, the Debtors shall execute on or prior to the filing of a certificate of cancellation or dissolution for MLC a power of attorney authorizing the GUC Trust Administrator to correspond, sign, collect, negotiate, settle, and administer tax payments and Tax Returns for the taxable periods described in Section 6.11(a) hereof.

(c) The Debtors and the GUC Trust Administrator shall have the right to request an expedited determination of the tax liability of the Debtors, if any, under section 505(b) of the Bankruptcy Code with respect to any tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the filing of a certificate of cancellation or dissolution for MLC.

(d) Following the filing of a certificate of cancellation or dissolution for MLC, subject to Section 6.16(a) and (d) of the MSPA, the GUC Trust Administrator shall have the sole right, at its expense, to control, conduct, compromise, and settle any tax contest, audit, or administrative or court proceeding relating to any liability for taxes of the Debtors and shall be authorized to respond to any tax inquiries relating to the Debtors (except with respect to any property and ad valorem taxes relating to the Environmental Response Trust Assets).

(e) Following the filing of a certificate of cancellation or dissolution for MLC, subject to the MSPA, the GUC Trust Administrative Fund shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes of any Debtors, including for any taxable period ending on, prior to, or after the Effective Date (except with respect to any property and ad valorem tax refunds and credits relating to the Environmental Response Trust Assets).

(f) The Environmental Response Trust shall be responsible for the payment of any property and ad valorem taxes relating to the Environmental Response Trust Assets that become due after the Environmental Response Trust Transfer Date.

(g) Following the Environmental Response Trust Transfer Date, subject to Section 6.16(a) and (d) of the MSPA, the Environmental Response Trust Administrative Trustee shall have the sole right, at its expense, to control, conduct, compromise, and settle any tax contest, audit, or administrative or court proceeding relating to any liability for property and ad valorem taxes attributable to the Environmental Response Trust Assets and shall be authorized to respond to any such tax inquiries relating to the Environmental Response Trust Assets.

(h) Following the Environmental Response Trust Transfer Date, subject to the MSPA, the Environmental Response Trust Administrative Trustee shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any property and ad valorem taxes attributable to the Environmental Response Trust Assets, including for any taxable period ending on, prior to, or after the Effective Date.

(i) Each of the Debtors and the Environmental Response Trust Administrative Trustee shall cooperate fully with each other regarding the implementation of this Section 6.11 (including the execution of appropriate powers of attorney) and shall make available to the other as reasonably requested all information, records, and documents relating to property and ad valorem taxes governed by this Section 6.11 until the expiration of the applicable statute of limitations or extension thereof or at the conclusion of all audits, appeals, or litigation with respect to such taxes.  Without limiting the generality of the foregoing, the Debtors shall execute on or prior to the Environmental Response Trust Transfer Date a power of attorney authorizing the Environmental Response Trust Administrative Trustee to correspond, sign, collect, negotiate, settle, and administer tax payments and Tax Returns for the taxes described in Section 6.11(f) hereof.

6.12   Books and Records.  MLC shall comply with its obligations under the Environmental Response Trust Consent Decree and Settlement Agreement to provide documents, other records, and/or information to the Environmental Response Trust Administrative Trustee.  Upon the Effective Date, MLC shall transfer and assign to the GUC Trust full title to, and the GUC Trust shall be authorized to take possession of, all of the books and records of the Debtors, with the exception of those books and records that are necessary for the implementation of the Asbestos Trust, the Environmental Response Trust, or the Avoidance Action Trust, as applicable, which books and records MLC shall transfer and assign to the Asbestos Trust, the Environmental Response Trust, or the Avoidance Action Trust, respectively.  Upon the Effective Date, the Creditors’ Committee shall transfer and assign to the GUC Trust Monitor the books and records related to the administration of the GUC Trust and any relevant information prepared by the Creditors’ Committee during the Chapter 11 Cases.  Upon the Avoidance Action Trust Transfer Date, (i) MLC shall transfer and assign to the Avoidance Action Trust full title to, and the Avoidance Action Trust shall be authorized to take possession of, all of the books and records of the Debtors relating to the Avoidance Action Trust Assets and (ii) the Creditors’ Committee shall transfer and assign to the Avoidance Action Trust Monitor the books and records related to the administration of the Avoidance Action Trust and any relevant information prepared by the Creditors’ Committee during the Chapter 11 Cases.  Any such books and records transferred by either the Debtors or the Creditors’ Committee shall be protected by the attorney-client privilege.  The GUC Trust, the Asbestos Trust, the Environmental Response Trust, or the Avoidance Action Trust, as applicable, shall have the responsibility of storing and maintaining the books and records transferred hereunder until one year after the date MLC is dissolved in accordance with Section 6.10 hereof, after which time such books and records may be abandoned or destroyed without further Bankruptcy Court order; provided, however, that any tax-related books and records transferred hereunder shall be stored and maintained until the expiration of the applicable statute of limitations.  The Debtors shall cooperate with the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, or the Avoidance Action Trust Administrator, as applicable, to facilitate the delivery and storage of their books and records in accordance herewith.  The Debtors (as well as their current and former officers and directors) shall be entitled to reasonable access to any books and records transferred in accordance with this Section 6.12 for all necessary corporate purposes, including, without limitation, defending or prosecuting litigation, determining insurance coverage, filing tax returns, and addressing personnel matters.  For purposes of this Section, books and records include computer-generated or computer-maintained books and records and computer data, as well as electronically-generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all the claims and rights of the Debtors in and to their books and records, wherever located.

6.13   Corporate Action.  Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, partners, members, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, partners, members, directors, or comparable governing bodies of the Debtors.  Each of the Debtors shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Debtors by the Plan, to file its certificate of cancellation or dissolution as contemplated by Section 6.10 hereof.  The filing of such certificates of cancellation or dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, partners, members, directors, or comparable governing bodies of the Debtors.

6.14   Effectuating Documents and Further Transactions.  Each of the officers of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

6.15   Continued Applicability of Final Order Approving DIP Credit Agreement.  The restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply to the DIP Lenders’ Collateral however treated under the Plan.

ARTICLE VII.

Procedures for Disputed Claims

7.1  Objections to Claims and Resolution of Disputed Claims.

(a)           Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date and through the dissolution of MLC, the Debtors shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to object to Administrative Expenses, Priority Tax Claims, DIP Credit Agreement Claims, Priority Non-Tax Claims, and Secured Claims.

(b)           On and after the Effective Date, the GUC Trust Administrator shall have the exclusive right to object, and/or continue prosecution of objections, to General Unsecured Claims (other than the Asbestos Trust Claim).  If the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of MLC, after such transfer, the GUC Trust Administrator shall have the exclusive right to object to any remaining Administrative Expenses, Priority Tax Claims, DIP Credit Agreement Claims, Priority Non-Tax Claims, and Secured Claims.

(c)           The Debtors or the GUC Trust Administrator, as applicable, shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred eighty (180) days after (i) the Effective Date for all Claims (with the exception of Unliquidated Litigation Claims as set forth in this Section 7.1), and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the dates specified in clause (i) above.  The Bankruptcy Court shall have the authority on request of the Debtors or the GUC Trust Administrator, as applicable, to extend the foregoing dates ex parte.  On and after the Effective Date, the Debtors shall continue to have the power and authority to prosecute and resolve objections to Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed DIP Credit Agreement Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims.  All objections shall be litigated to a Final Order except to the extent the Debtors or the GUC Trust Administrator, as applicable, elects to withdraw any such objection or the Debtors or the GUC Trust Administrator, as applicable, and the holder of a Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may compromise, settle, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

(d)           Notwithstanding the foregoing, holders of Unliquidated Litigation Claims (other than (i) the United States, including its agencies and instrumentalities, and (ii) state, local, and tribal governments with respect to any Claims concerning alleged environmental liabilities) shall be subject to the ADR Procedures and Unliquidated Litigation Claims shall be channeled to the GUC Trust and resolved in accordance with the ADR Procedures.  If the Debtors or the GUC Trust Administrator, as applicable, terminate the ADR Procedures with respect to an Unliquidated Litigation Claim, the Debtors or the GUC Trust Administrator, as applicable, shall have one hundred eighty (180) days from the date of termination of the ADR Procedures to file and serve an objection to such Unliquidated Litigation Claim.  If the Debtors or the GUC Trust Administrator terminate the ADR Procedures with respect to an Unliquidated Litigation Claim and such Unliquidated Litigation Claim is litigated in a court other than the Bankruptcy Court, the Debtors or the GUC Trust Administrator, as applicable, shall have ninety (90) days from the date of entry of a Final Order adjudicating such Claim to file and serve an objection to such Claim for purposes of determining the treatment of such Claim under the Plan unless such time is extended by order of the Bankruptcy Court for cause.

(e)           The resolution of Asbestos Personal Injury Claims shall be dealt with by the Asbestos Trust in accordance with the Asbestos Trust Distribution Procedures.

7.2  No Distribution Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder to the holder thereof shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.  Until such time, with respect to General Unsecured Claims, the GUC Trust Administrator or the Avoidance Action Trust Administrator, as applicable, shall withhold from the property to be distributed to holders of beneficial interests in the GUC Trust or the Avoidance Action Trust, as applicable, the portion of such property allocable to Disputed General Unsecured Claims, the Asbestos Trust Claim based on the amount set forth in the Confirmation Order until such time as the amount of the Asbestos Trust Claim is finally determined as set forth in Section 1.15 hereof, and the “Maximum Amount” (as defined in the GUC Trust Agreement) of the potential General Unsecured Claims arising from any successful recovery of proceeds from the Term Loan Avoidance Action or other Avoidance Actions, and shall hold such property in the GUC Trust or the Avoidance Action Trust Claims Reserve, as applicable.  All Unliquidated Litigation Claims shall be deemed Disputed Claims unless and until they are Allowed after resolution by settlement or Final Order.  This Section 7.2 shall not apply to Property Environmental Claims.

7.3  Estimation.  The Debtors or the GUC Trust Administrator, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated,

or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the GUC Trust Administrator previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the GUC Trust Administrator, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  All the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court.  This Section 7.3 shall not apply to Property Environmental Claims, the Nova Scotia Guarantee Claims, or the Nova Scotia Wind-Up Claim.

7.4  Allowance of Disputed Claims.  If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, shall, on the next applicable distribution date following when the Disputed Claim becomes an Allowed Claim, if all other conditions to such distribution have been satisfied, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided herein.

7.5  Dividends.  In the event that dividend distributions have been made with respect to the New GM Securities that are in the GUC Trust, such dividends shall be distributed to holders of Allowed Claims in the same manner and at the same time as the New GM Securities to which such dividends relate are distributed.

ARTICLE VIII.

Executory Contracts and Unexpired Leases

8.1  Executory Contracts and Unexpired Leases.  All executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to the order of the Bankruptcy Court approving the 363 Transaction, (ii) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court entered prior to the Effective Date, (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors no later than thirty (30) days after the Effective Date, or (iv) constitutes an Environmental Trust Asset.

8.2  Approval of Rejection of Executory Contracts and Unexpired Leases.  Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a)

of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

8.3  Rejection Claims.  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, and the Avoidance Action Trust Administrator, or any property to be distributed under the Plan, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, and the Avoidance Action Trust unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtors, the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, and the Avoidance Action Trust Administrator on or before the date that is sixty (60) days after the Effective Date.

ARTICLE IX.

Effectiveness of the Plan

9.1  Condition Precedent to Confirmation of Plan.  The following is a condition precedent to the confirmation of the Plan:

(a) The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors.

9.2  Conditions Precedent to Effective Date.  The following are conditions precedent to the Effective Date of the Plan:

(a) The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect;

(b) The GUC Trust Agreement, the Asbestos Trust Agreement, the Environmental Response Trust Agreement, and the Avoidance Action Trust Agreement shall have been executed;

(c) The applicable GUC Trust Assets shall have been transferred to the GUC Trust;

(d) The Asbestos Trust Assets shall have been transferred to the Asbestos Trust;

(e) The Environmental Response Trust Consent Decree and Settlement Agreement shall have been approved by order of the Bankruptcy Court, such order shall be in full force and effect, and no stay thereof shall be in effect, and the

Environmental Response Trust Assets shall have been transferred to the Environmental Response Trust; and

(f) The Debtors shall have sufficient Cash to pay the sum of (i) Allowed Administrative Expenses, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims, and the professional fees of the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, and the fee examiner appointed in these Chapter 11 Cases that have not been paid, (ii) an amount that would be required to distribute to the holders of Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and, if applicable, Disputed Secured Claims if all such Claims are subsequently Allowed, as set forth more fully in Article VII hereof, and (iii) the amounts required to fund the GUC Trust Administrative Fund, the Asbestos Trust, the Environmental Response Trust Administrative Funding Account, the Avoidance Action Trust, and the Indenture Trustee/Fiscal and Paying Agent Reserve Cash.

9.3  Satisfaction and Waiver of Conditions.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  If the Debtors decide that any of the conditions precedent set forth in Section 9.2 hereof cannot be satisfied and the occurrence of such conditions is not waived or cannot be waived, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court.  Notwithstanding the foregoing, the Debtors reserve, in their sole discretion, the right, with the written consent of the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, to waive the occurrence of any of the conditions precedent set forth in Section 9.2(b) or (c) hereof or to modify any of such conditions precedent.  Any such written waiver of such condition precedents may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

9.4  Effect of Nonoccurrence of Conditions to Consummation.  If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is one hundred eighty (180) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, and the U.S. Treasury, the Confirmation Order may be vacated by the Bankruptcy Court.  If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against any of the Debtors.

ARTICLE X.

Effect of Confirmation

10.1   Vesting of Assets.  As of the Effective Date, the property of the Debtors’ estates shall vest in the Debtors and, in accordance with Article VI hereof and subject to the exceptions contained therein, (i) the GUC Trust Assets shall be transferred to the GUC Trust (except with respect to (x) the New GM Securities, which shall be transferred to the GUC Trust in accordance with Section 5.2(a) hereof, and (y) the Residual Wind-Down Assets, which shall be transferred to the GUC Trust in accordance with Section 6.10 hereof), (ii) the Asbestos Trust Assets shall be transferred to the Asbestos Trust, (iii) the Environmental Response Trust Assets shall be transferred to the Environmental Response Trust, and (iv) on the Avoidance Action Trust Transfer Date, the Avoidance Action Trust Assets shall be transferred to the Avoidance Action Trust (except with respect to any remaining assets of MLC upon its dissolution, which shall be transferred to the Avoidance Action Trust, if accepted by the Avoidance Action Trust in the sole discretion of the Avoidance Action Trust Administrator as set forth in, and in accordance with, Section 6.10 hereof).  From and after the Effective Date, (i) the GUC Trust Administrator may dispose of the GUC Trust Assts free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the GUC Trust Agreement, (ii) the Asbestos Trust Administrator may dispose of the Asbestos Trust Assets free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Asbestos Trust Agreement, (iii) the Environmental Response Trust Administrative Trustee may dispose of the Environmental Response Trust Assets free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan, the Environmental Response Trust Agreement, and the Environmental Response Trust Consent Decree and Settlement Agreement, and (iv) the Avoidance Action Trust Administrator may dispose of the Avoidance Action Trust Assets free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Avoidance Action Trust Agreement; provided, however, that the DIP Lenders’ liens on the DIP Lenders’ Collateral remain fully perfected, nonavoidable, and enforceable with respect to the Cash the DIP Lenders fund into the Trusts as of and following the Effective Date.  As of the Effective Date, all assets of the Debtors, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, and the Avoidance Action Trust shall be free and clear of all Claims and Encumbrances, except as provided in the Plan or the Confirmation Order.

10.2   Release of Assets.  Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtors and their assets and properties.  Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article XI hereof.

10.3   Binding Effect.  Because the Plan is a liquidating chapter 11 plan, confirmation of the Plan does not provide the Debtors with a discharge under section 1141 of the Bankruptcy Code.  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

10.4   Term of Injunctions or Stays.  Unless otherwise expressly provided herein or in a Final Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.

10.5   Term Loan Avoidance Action; Setoffs. If the Term Loan Avoidance Action is still pending on the Avoidance Action Trust Transfer Date, the Avoidance Action Trust Administrator may pursue, abandon, settle, or release the Term Loan Avoidance Action transferred to the Avoidance Action Trust as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.  The Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator, as applicable, may, in their sole discretion, set off any claim held against a person against any payment due such person under the Plan; provided, however, that any claims of the Debtors arising before the Commencement Date shall first be set off against Claims against the Debtors arising before the Commencement Date; and further provided that before any setoff is exercised with respect to any payment due on account of the Nova Scotia Wind-Up Claim and/or the Nova Scotia Guarantee Claims, at least ten (10) days prior notice thereof shall be given to the attorneys for the Nova Scotia Trustee and/or the attorneys for the holders of the Nova Scotia Guarantee Claims, as the case may be.

10.6   Injunction.  On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively, or otherwise) on account of or respecting any claim, debt, right, or cause of action of the Debtors for which the Debtors, the GUC Trust Administrator, or the Avoidance Action Trust Administrator retains sole and exclusive authority to pursue in accordance with the Plan.

10.7   Injunction Against Interference with Plan.  Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

10.8   Special Provisions for Governmental Units.  Except as provided in the Environmental Response Trust Consent Decree and Settlement Agreement and the Priority Order Sites Consent Decrees and Settlement Agreements, as to “governmental units” (as defined in the Bankruptcy Code), nothing in the Plan, including Sections 12.5 and 12.6 hereof, shall discharge, release, enjoin, or otherwise bar (i) any liability of the Debtors, their Estates, any successors thereto, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, or the Avoidance Action Trust, arising on or after the

Confirmation Date, (ii) any liability that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code, (iii) any valid right of setoff or recoupment, (iv) any police or regulatory action, (v) any environmental liability that the Debtors, their Estates, any successors thereto, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, the Avoidance Action Trust, or any other Person or Entity may have as an owner or operator of real property after the Effective Date, and (vi) any liability to a “governmental unit” (as defined in the Bankruptcy Code), on the part of any Persons or Entities other than the Debtors, their Estates, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, the Avoidance Action Trust, the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, or the Avoidance Action Trust Administrator, except with respect to the parties as specifically provided for in Sections 12.5 and 12.6 hereof.

ARTICLE XI.

Retention of Jurisdiction

11.1   Jurisdiction of Bankruptcy Court.  The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a) To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced before or after the Confirmation Date, including, without limitation, any proceeding with respect to a Cause of Action or Avoidance Action (including the Term Loan Avoidance Action);

(c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(i) To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the GUC Trust, the Asbestos Trust, the Environmental Response Trust, the Avoidance Action Trust, the GUC Trust Agreement, the Asbestos Trust Agreement, the Environmental Response Trust Agreement, the Environmental Response Trust Consent Decree and Settlement Agreement, and the Avoidance Action Trust Agreement, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing, including to formulate and enforce alternative dispute resolution procedures with respect to the Environmental Response Trust Agreement or the Environmental Response Trust Consent Decree and Settlement Agreement; provided, however, that the Bankruptcy Court’s jurisdiction with respect to the Environmental Response Trust Agreement and the Environmental Response Trust Consent Decree and Settlement Agreement shall be concurrent with the jurisdiction of other courts of competent jurisdiction over such matters to the extent such agreements provide for concurrent jurisdiction;

(j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

(k) To recover all assets of the Debtors, property of the Debtors’ estates, the GUC Trust Assets, the Asbestos Trust Assets, and the Avoidance Action Trust Assets, wherever located;

(l) To hear and determine all objections to the termination of the Asbestos Trust;

(m)  To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust or reserve established in furtherance of the Plan);

(o) To resolve all matters related to the 363 Transaction;

(p) To enforce all orders previously entered by the Bankruptcy Court;

(q) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

(r) To enter a final decree closing the Chapter 11 Cases.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the forgoing matters, the reference to the “Bankruptcy Court” in this Article XI shall be deemed to be replaced by the “District Court.”  Notwithstanding anything in this Article XI to the contrary, (i) the resolution of Asbestos Personal Injury Claims and the forum in which such resolution will be determined shall be governed by and in accordance with the Asbestos Trust Distribution Procedures and the Asbestos Trust Agreement and (ii) the Bankruptcy Court and/or the District Court shall have concurrent, rather than exclusive, jurisdiction with respect to disputes relating to (a) rights under insurance policies issued to the Debtors that are included in the Asbestos Insurance Assets, and (b) the Debtors’ rights to insurance with respect to workers’ compensation claims.  Nothing contained in this Section 11.1 shall expand the exclusive jurisdiction of the Bankruptcy Court beyond that provided by applicable law.

ARTICLE XII.

Miscellaneous Provisions

12.1   Dissolution of Committees.  On the Effective Date, the Creditors’ Committee shall dissolve; provided, however, that, following the Effective Date, the Creditors’ Committee shall continue to have standing and a right to be heard with respect to (i) Claims and/or applications for compensation by professionals and requests for allowance of Administrative Expenses for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code, (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date to which the Creditors’ Committee is a party, (iii) responding to creditor inquiries for one hundred twenty (120) days following the Effective Date, (iv) the settlement or determination by Final Order of the Asbestos Trust Claim (including through any appeals), and (v) its role as plaintiff in the Term Loan Avoidance Action, and the settlement or determination by Final Order of the proper Term Loan Avoidance Action Beneficiaries (including through any appeals).  On the Effective Date, the Asbestos Claimants’ Committee shall dissolve.  Upon the dissolution of the Creditors’ Committee and the Asbestos Claimants’ Committee, the current and former members of the Creditors’ Committee, the members of the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, and their respective officers, employees, counsel, advisors, and agents, shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s, the Asbestos Claimants’ Committee’s, and the Future

Claimant’s Representative’s respective attorneys, accountants, and other agents shall terminate, except that the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, and their respective professionals shall have the right to pursue, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Section 2.2 hereof.  The Creditors’ Committee shall continue to serve through the Avoidance Action Trust Transfer Date to prosecute the Term Loan Avoidance Action.  The Future Claimants’ Representative shall continue to serve through the termination of the Asbestos Trust in order to perform the functions required under the Asbestos Trust Agreement.  The fees and expenses of the Future Claimants’ Representative from and after the Effective Date relating to the role of the Future Claimants’ Representative in the Asbestos Trust, pursuant to the Asbestos Trust Agreement and the Asbestos Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants’ Representative), shall be the sole responsibility of the Asbestos Trust.  Likewise, the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall each continue to have standing and a right to be heard with respect to any appeal to which it is a party, and which remains pending as of the Effective Date, with respect to the Confirmation Order and with respect to any order issued in connection with the determination of the Asbestos Trust Claim.  In addition, the Creditors’ Committee shall be authorized to request, on behalf of the holders of General Unsecured Claims, a private letter ruling from the Internal Revenue Service regarding the tax treatment of the GUC Trust and the holders of General Unsecured Claims of the distribution of New GM Securities by the GUC Trust (and the GUC Trust Administrator shall be authorized to participate in such ruling request) and, notwithstanding anything to the contrary in the Plan, the Creditors’ Committee shall not be dissolved before the private letter ruling has been issued, or the request therefore has been withdrawn.

12.2   Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3   Effectuating Documents and Further Transactions.  An officer of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

12.4   Exemption from Transfer Taxes.  Pursuant to section 1146(a) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets to and by the GUC Trust, the Asbestos Trust, the Environmental Response Trust, and the Avoidance Action Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

12.5   Release.  As of the Effective Date, the Debtors release (i) all present and former directors and officers of the Debtors who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, (ii) all post-Commencement Date advisors, consultants, agents, counsel, or other professionals of or to the Debtors, the DIP Lenders, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Indenture Trustees, and the Fiscal and Paying Agents, and (iii) all members (current and former) of the Creditors’ Committee and of the Asbestos Claimants’ Committee, in their capacity as members of such Committees, the Future Claimants’ Representative, and the Indenture Trustees and the Fiscal and Paying Agents and their respective officers, directors, and employees from any and all Causes of Action held by, assertable on behalf of, or derivative from the Debtors, in any way relating to the Debtors, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan, and the ownership, management, and operation of the Debtors, except for actions found by Final Order to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Debtors’ estates), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), and ultra vires acts; provided, however, that the foregoing (a) shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer, or employee of the Debtors or any reimbursement obligation of any former director, officer, or employee with respect to a loan or advance made by the Debtors to such former director, officer, or employee, and (b) shall not limit the liability of any counsel to their respective clients contrary to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.

12.6   Exculpation.  To the maximum extent permitted by applicable law, neither the Debtors, the GUC Trust Administrator, the GUC Trust Monitor, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor, the DIP Lenders, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Indenture Trustees, and the Fiscal and Paying Agents, nor any of their respective members (current and former), officers, directors, employees, counsel, advisors, professionals, or agents, shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases; negotiations regarding or concerning the Plan, the GUC Trust Agreement, the Environmental Response Trust Agreement, the Asbestos Trust Agreement, the Avoidance Action Trust Agreement, the Environmental Response Trust Consent Decree and Settlement Agreement, and the Priority Order Sites Consent Decrees and Settlement Agreements; the pursuit of confirmation of the Plan; the consummation of the Plan; or the administration of the Plan or the property to be distributed under the Plan, except for actions found by Final Order to be willful misconduct, gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), and ultra vires acts, and, in all respects, the Debtors, the GUC Trust

Administrator, the GUC Trust Monitor, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Indenture Trustees, the Fiscal and Paying Agents, and each of their respective members (current or former), officers, directors, employees, counsel, advisors, professionals, and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the foregoing shall not limit the liability of any counsel to their respective clients contrary to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.  In the event a holder of a Claim fails to satisfy a Medical Lien, the holder of such Medical Lien shall be barred and prohibited from seeking recourse directly against the Debtors, the GUC Trust, the Avoidance Action Trust, and any of their respective officers, directors, representatives, employees, counsel, and advisors.  Following entry of the Confirmation Order, the Bankruptcy Court shall retain exclusive jurisdiction to consider any and all claims against the Debtors, the GUC Trust Administrator, the GUC Trust Monitor, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor, the DIP Lenders, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Indenture Trustees, and the Fiscal and Paying Agents, and any of their respective members (current and former), officers, directors, employees, counsel, advisors, professionals, or agents, involving or relating to the administration of the Chapter 11 Cases, any rulings, orders, or decisions in the Chapter 11 Cases or any aspects of the Debtors’ Chapter 11 Cases, including the decision to commence the Chapter 11 Cases, the development and implementation of the Plan, the decisions and actions taken during the Chapter 11 Cases and any asserted claims based upon or related to prepetition obligations administered in the Chapter 11 Cases for the purpose of determining whether such claims belong to the Debtors’ estates or third parties.  In the event it is determined that any such claims belong to third parties, then, subject to any applicable subject matter jurisdiction limitations, the Bankruptcy Court shall have exclusive jurisdiction with respect to any such litigation, subject to any determination by the Bankruptcy Court to abstain and consider whether such litigation should more appropriately proceed in another forum.

12.7   Post-Confirmation Date Fees and Expenses.

(a) Fees and Expenses of Professionals.  The Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (but subject to the review by and approval of the DIP Lenders), pay the reasonable fees and expenses, incurred after the Confirmation Date, of the professional persons employed by the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative in connection with the implementation and consummation of the Plan, the claims reconciliation process, and any other matters as to which such professionals may be engaged.

(b) Fees and Expenses of GUC Trust Administrator, Asbestos Trust Administrator, Environmental Response Trust Administrative Trustee, and Avoidance Action Trust Administrator.  The fees and expenses of the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, and the Avoidance Action Trust Administrator shall be paid in accordance with the terms of the GUC Trust Agreement, the Asbestos Trust Agreement, the Environmental Response Trust Agreement, and the Avoidance Action Trust Agreement, respectively, and shall be subject to the provisions of the Budget.

12.8   Payment of Statutory Fees.  On the Effective Date, and thereafter as may be required, each of the Debtors, and after the Effective Date, the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, and the Avoidance Action Trust Administrator, shall each (i) pay all the respective fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code and (ii) be responsible for the filing of consolidated postconfirmation quarterly status reports with the Bankruptcy Court in accordance with Rule 3021-1 of the Southern District of New York Local Bankruptcy Rules, which status reports shall include reports on the disbursements made (i) on the Effective Date by each of the Debtors and (ii) after the Effective Date by the GUC Trust, the Asbestos Trust, the Environmental Response Trust, and the Avoidance Action Trust.

12.9   Modification of Plan.  Upon reasonable notice to the Creditors’ Committee, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, the Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors (and as of the Effective Date, the GUC Trust Administrator) may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, however, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.  Nothing contained in this Section 12.9 shall in any way override the provisions of paragraph 5 of the Stipulation and Order Fixing Asbestos Trust Claim and Resolving Debtors’ Estimation Motion (ECF No. 9214).

12.10  Revocation or Withdrawal of Plan.  The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date.  If the Debtors take such action, the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

12.11 Courts of Competent Jurisdiction.  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

12.12 Severability.  If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.13 Governing Law.  Except to the extent the Bankruptcy Code or other U.S. federal law is applicable, or to the extent an Exhibit to the Plan or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

12.14 Exhibits.  The Exhibits to the Plan and the Plan Supplement are incorporated into and as part of the Plan as if set forth herein.

12.15 Successors and Assigns.  All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

12.16 Time.  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.17 Notices.  To be effective, all notices, requests, and demands to or upon the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the U.S. Treasury, the GUC Trust Administrator, the Asbestos Trust Administrator, the Environmental Response Trust Administrative Trustee, or the Avoidance Action Trust Administrator shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors, to:

Motors Liquidation Company
401 South Old Woodward Avenue
Suite 370
Birmingham, Michigan 48009
Attn:  Thomas Morrow
Telephone:  (313) 486-4044
Telecopier:  (313) 486-4259
E-mail:  tmorrow@alixpartners.com

- and -

AlixPartners LLP
40 West 57th Street
New York, New York 10019
Attn:  Ted Stenger
Telephone:  (212) 490-2500
Telecopier:  (212) 490-1344
E-mail:  tstenger@alixpartners.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attn:    Stephen Karotkin, Esq.
Joseph H. Smolinsky, Esq.
Telephone:  (212) 310-8000
Telecopier:  (212) 310-8007
E-mail:  stephen.karotkin@weil.com
            joseph.smolinsky@weil.com

If to the Creditors’ Committee, to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn:   Thomas Moers Mayer, Esq.
           Robert Schmidt, Esq.
Telephone:  (212) 715-9100
Telecopier:  (212) 715-8000
E-mail:  tmayer@kramerlevin.com
            rschmidt@kramerlevin.com

If to the Asbestos Claimants’ Committee, to:

Caplin & Drysdale, Chartered
375 Park Avenue, 35th Floor
New York, New York 10152-3500
Attn:       Elihu Inselbuch, Esq.
              Rita C. Tobin, Esq.
Telephone:  (212) 319-7125
Telecopier:  (212) 644-6755
E-mail:  ei@capdale.com
             rct@capdale.com

-and-

Caplin & Drysdale, Chartered
One Thomas Circle, N.W., Suite 1100
Washington, DC 20005
Attn:       Trevor W. Swett III, Esq.
              Kevin C. Maclay, Esq.
Telephone:  (202) 862-5000
Telecopier:  (202) 429-3301
E-mail:  tws@capdale.com
             kcm@capdale.com

If to the Future Claimants’ Representative, to:

Stutzman, Bromberg, Esserman & Plifka,
A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attn:       Sander L. Esserman, Esq.
              Robert T. Brousseau, Esq.
Telephone:  (214) 969-4900
Telecopier:  (214) 969-4999
E-mail:  esserman@sbep-law.com
            brousseau@sbep-law.com

If to the U.S. Treasury, to:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attn:           Chief Counsel, Office of Financial Stability
Telecopier:  (202) 927-9225
E-mail:  OFSChiefCounselNotices@do.treas.gov

-and-

Cadwalader, Wickersham & Taft LLP
1 World Financial Center
New York, New York 10128
Attn:  John J. Rapisardi, Esq.
Telephone:  (212) 504-6000
Telecopier:  (212) 504-6666
E-mail:  john.rapisardi@cwt.com

-and-

Cadwalader, Wickersham & Taft LLP
700 Sixth St. NW
Washington, DC 20001
Attn:  Douglas S. Mintz, Esq.
Telephone:  (202) 862-2200
Telecopier:  (212) 504-6666
E-mail:  douglas.mintz@cwt.com

If to the GUC Trust Administrator,
the GUC Trust Monitor,
the Asbestos Trust Administrator,
the Environmental Response Trust Administrative Trustee,
the Avoidance Action Trust Administrator, or
the Avoidance Action Trust Monitor,
to the address(es)
designated in the Confirmation Order

Dated:        New York, New York
March 18, 2011

Respectfully submitted,

Motors Liquidation Company

By:	/s/ Ted Stenger
Name: Ted Stenger
Title: Executive Vice President

MLC of Harlem, Inc. MLCS, LLC MLCS Distribution Corporation Remediation and Liability Management Company, Inc. Environmental Corporate Remediation Company, Inc.

By: Motors Liquidation Company, as agent for each of the foregoing entities

By:	/s/ Ted Stenger
Name: Ted Stenger
Title: Executive Vice President

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